   As filed with the Securities and Exchange Commission on September 16, 1998
                                                    Registration No. 333-
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ROLLING PIN KITCHEN EMPORIUM, INC.
                 (Name of Small Business Issuer in Its Charter)

                 Delaware                                   5719                            31-1421571
     (State or other Jurisdiction of            (Primary Standard Industrial              (I.R.S. Employer
      Incorporation or Organization)             Classification Code Number)             Identification No.)

         4264 Winters Chapel Road, Building B                                      Glenn Kaas
                Atlanta, Georgia 30360                                President and Chief Executive Officer
 (Address and Telephone Number of Principal Executive                   Rolling Pin Kitchen Emporium, Inc.
       Offices and Principal Place of Business)                       4264 Winters Chapel Road, Building B
                                                                             Atlanta, Georgia 30360
                                                                (Name, Address and Telephone Number of Agent for
                                                                               Service of Process)

                                                    Copies to:

                  William E. Sudow, Esq.                                     Jay M. Kaplowitz, Esq.
                   John K. Hughes, Esq.                                      Arthur S. Marcus, Esq.
                     Brown & Wood LLP                             Gersten, Savage, Kaplowitz & Fredericks, LLP
               815 Connecticut Avenue, N.W.                             101 East 52nd Street, 9th Floor
                  Washington, D.C. 20006                                       New York, NY 10022
                      (202) 973-0600                                             (212) 752-9700
                      (202) 223-0485                                             (212) 980-5192

        Approximate Date of Commencement of Proposed Sale to the Public:

                   As soon as practicable after the date this
                    Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______________

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.


                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                                Proposed          Proposed Maximum
                                              Number of         Maximum           Aggregate           Amount of
Title of Each Class of Securities to be       Shares to be      Offering Price    Offering Price(1)   Registration
Registered                                    Registered        Per Share                             Fee
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value          1,361,650           $ 7.00           $ 9,531,550         $2,812
------------------------------------------------------------------------------------------------------------------
Common Stock held by Selling Stockholders        138,350           $ 7.00           $   968,450         $   286
------------------------------------------------------------------------------------------------------------------
Underwriters' Warrants(2)                        150,000           $ 0.01           $     1,500         $     0(3)
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value(4)         150,000           $11.55           $ 1,732,500         $  511
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value(5)         225,000           $ 7.00           $ 1,575,000         $  465
------------------------------------------------------------------------------------------------------------------
Total                                          1,990,412                            $13,809,000         $4,074
==================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee, pursuant to rule 457(a) under the Securities Act.

(2)  Represents warrants sold to the Representative of the Underwriters.

(3)  None pursuant to Rule 457(g).

(4) Represents shares issuable upon exercise of the warrants to be issued to the Representative of the Underwriters, which warrants have an exercise price of $11.55 per share. See "Description of Securities - Warrants."

(5) Represents shares issuable upon the exercise of the Underwriters' option to cover over-allotments, if any.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 1998

                                   Prospectus

                                   [GRAPHIC}

                        1,500,000 shares of common stock

                            $5.00 to $7.00 per share

                       Rolling Pin Kitchen Emporium, Inc.

         This prospectus relates to the offering of up to 1,500,000 shares of Class A common stock, par value $.01 per share, including 138,350 shares held by certain selling stockholders of the company.

         Shares of the predecessor company, Gaylord Companies, Inc., were traded on the Nasdaq's SmallCap Market and OTC Bulletin Board under the symbol "GJCO." Effective August 12, 1998, the company emerged from bankruptcy and ceased trading on the OTC Bulletin Board. Application will be made to list the common stock on the Nasdaq SmallCap Market under the symbol "RPKE."

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------
                                                    Underwriting                                    Proceeds to
                                Price to            Discounts and           Proceeds to               Selling
                                 Public            Commissions(1)            Company(2)            Stockholders
---------------------------------------------------------------------------------------------------------------------
Price per share                  $                    $                       $                       $
---------------------------------------------------------------------------------------------------------------------
Total(3)                        $                    $                       $                       $
---------------------------------------------------------------------------------------------------------------------

(1) See "Underwriting" for information concerning indemnification of the underwriters and other matters.

(2)  Before deducting expenses payable by the company, estimated at $_______.

(3) The company has granted the underwriters a 30-day option to purchase up to 225,000 additional shares of common stock solely to cover over-allotments, if any. If the underwriters exercise the option in full, the price to public will total $____, the underwriting discount will total $____ and the proceeds to the company will total $_____. See "Underwriting."


     The shares are being offered by the underwriters when, as and if received and accepted by them, subject to prior sale, to withdrawal of the offer without notice, to the approval of counsel and to certain other conditions.

                             NUTMEG SECURITIES, LTD.




















































        The underwriters' website is located at http://nutmeggrs@aol.com.



                                                 Table of Contents
                                                                                                                Page
                                                                                                                ----

Summary............................................................................................................1
   About Our Company...............................................................................................1
   Recent Bankruptcy of our Predecessor............................................................................1
   The Offering....................................................................................................1
   Common Stock....................................................................................................1
   Selling Shareholders............................................................................................2
   Warrants Held by the Underwriter................................................................................2
   Other Warrants..................................................................................................2
   Our Predecessor Entity Failed to Make All Required Securities Filings...........................................2
   Where You Can Find More Information.............................................................................2
   Key Facts.......................................................................................................3
   Summary Financial Information...................................................................................4
RISK FACTORS.......................................................................................................5
   Recent Bankruptcy of our Predecessor............................................................................5
   Seasonal Variations in the Quality Cookware Industry Will Affect Our Revenues...................................5
   Need for Additional Capital to Attract New Acquisition Candidates and the Impact on Operating Results...........5
   Competition in the Quality Cookware Industry May Affect Our Revenues and Market Position........................6
   Risks Associated with Our Cookware Store Franchises.............................................................6
   Lack of Written Contracts with Suppliers........................................................................6
   Dependence on Existing Leased Locations in Shopping Malls.......................................................6
   Ability to Retain and Attract Key Executives....................................................................6
   Control by Current Officers and Directors; Relationship of Principal Stockholders...............................7
   Dilution in the Value of Your Shares............................................................................7
   Certain Anti-Takeover Provisions in Our Charter and Bylaws; Possible Future Issuances of Preferred Stock........7
   Our Predecessor Entity Failed to Make All Required Securities Filings...........................................8
   Negotiated Public Offering Price of the Common Stock............................................................8
   No Liquid Trading Market for Your Common Stock..................................................................8
   Potential Effects of Failure to List Common Stock on The Nasdaq SmallCap Market.................................8
   Our Stock Price May Fluctuate Which May Affect the Value of Your Shares.........................................8
   Shares Eligible For Future Sale.................................................................................8
   Risks Associated with Forward-Looking Statements................................................................9
THE COMPANY.......................................................................................................10
USE OF PROCEEDS...................................................................................................11
DIVIDEND POLICY...................................................................................................11
CAPITALIZATION....................................................................................................12
DILUTION..........................................................................................................14
PRICE RANGE OF COMMON STOCK.......................................................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................17
   Historical.....................................................................................................17
   Overview.......................................................................................................17
   Business and Operational Model of the Company..................................................................18
   Liquidity and Capital Resources................................................................................20
   Seasonality....................................................................................................22
BUSINESS..........................................................................................................23
   The Company....................................................................................................23

                                                                                                                Page
                                                                                                                ----

   Industry Background............................................................................................23
   Strategy.......................................................................................................24
   Reorganization of Predecessor..................................................................................26
   Acquisition of Aropi...........................................................................................26
   Discontinued Operations........................................................................................27
   Properties.....................................................................................................27
   Trademarks.....................................................................................................27
   Employees......................................................................................................27
   Legal Proceedings..............................................................................................28
MANAGEMENT........................................................................................................29
   Executive Officers, Directors and Key Employees................................................................29
   Director Compensation..........................................................................................30
   Executive Compensation.........................................................................................30
   Summary Compensation Table.....................................................................................31
   Stock Option Grants............................................................................................31
   1998 Equity Incentive Plan.....................................................................................31
   Employment Agreements..........................................................................................34
   Indemnification of Officers and Directors......................................................................34
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..............................................................35
   The Home Retail Acquisition Corp. ("HRAC") Junior Participation; the Merger Agreement..........................35
   The Reorganization.............................................................................................35
   Other Transactions.............................................................................................36
   Control by Certain Directors...................................................................................36
   Advisory Agreement.............................................................................................37
PRINCIPAL STOCKHOLDERS............................................................................................38
SELLING STOCKHOLDERS..............................................................................................39
DESCRIPTION OF SECURITIES.........................................................................................43
   Common Stock...................................................................................................43
   Preferred Stock................................................................................................44
   Registration Rights............................................................................................44
   Warrants.......................................................................................................44
   Transfer Agent and Registrar...................................................................................46
SHARES ELIGIBLE FOR FUTURE SALE...................................................................................47
UNDERWRITING......................................................................................................48
LEGAL MATTERS.....................................................................................................50
EXPERTS...........................................................................................................50
ADDITIONAL INFORMATION............................................................................................50
INDEX TO FINANCIAL STATEMENTS....................................................................................F-1

                                     Summary

         This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the specific terms of the common stock we are offering, you should carefully read this document. It describes the company, its finances, and products. Federal and state securities laws require that we include in this prospectus all the important information that investors will need to make an investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.


About Our Company

We operate a chain of specialty retail stores for quality cookware and serving equipment, cooking accessories and certain select food products as well as cookbooks and food-related publications. We operate 19 company-owned stores and 21 franchised locations under the trademarks The Cookstore and Rolling Pin Kitchen Emporium, which are located primarily throughout the Midwest and Southeast regions of the United States.

Our business is comprised of the cookware business of (i) our predecessor entity, which operates four retail cookware stores in Ohio, and (ii) Aropi, Incorporated, which operates 15 company-owned stores in eight states and 21 franchised stores in nine states. We acquired Aropi, Incorporated in August 1998. See "Business."

Recent Bankruptcy of our Predecessor

Our predecessor entity, Gaylord Companies, Inc., filed for a chapter 11 reorganization in bankruptcy on November 13, 1997 and emerged from bankruptcy on August 12, 1998. During the reorganization, we sold our bookstore operations, closed two of our cookware stores and brought in the current management. We incurred substantial losses in 1996 and 1997 and while in bankruptcy during 1998. Since emerging from bankruptcy, we have continued to incur losses. We cannot be certain that our future operations will be profitable. We may, in fact, continue to incur losses for the foreseeable future.

The Offering

We are selling our common stock to raise capital in order to open additional cookware stores, acquire existing cookware chains and for general working capital.

Common Stock

Holders of common stock are entitled to receive dividends declared by the board of directors. Currently, we do not pay a dividend and we do not expect to pay dividends in the foreseeable future. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive or cumulative voting rights.

Selling Shareholders

Some of our shareholders are selling their shares of common stock in this offering. These shareholders were creditors of the predecessor entity and received the common stock in connection with reorganization of the company in 1998. These shares represent all of the shares that were acquired by these shareholders in connection with the reorganization. These shares of common stock will have the same rights as described above.

Warrants Held by the Underwriter

We have issued warrants to purchase 150,000 shares of common stock to the lead underwriter of this offering. The exercise price of the warrants is equal to 165% of the public offering price. The Warrants may be exercised at any time during a four year period that begins one year from the effective date of this prospectus. These warrants include demand and piggyback registration rights as well as anti-dilution provisions that provide adjustments to the exercise price and number of shares subject to the warrants if certain events occur.

Other Warrants

We also have issued warrants to warrant holders of our predecessor entity as required by the plan of reorganization. In addition, we have issued warrants to our creditors in order to induce them to enter into financing arrangements with us. In the aggregate, we have issued warrants to purchase 503,879 shares of common stock.

Our Predecessor Entity Failed to Make All Required Securities Filings

         Prior to bankruptcy, our predecessor entity failed to make certain regular disclosure filings that such entity was required to make under the Securities Exchange Act of 1934. Although we will resume compliance with the Securities Exchange Act of 1934 once we are subject to this law, we may be subject to various sanctions, disabilities and damages as a result of our previous non-compliance.

Where You Can Find More Information

We will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, DC, New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov.

Our principal executive offices are located at 4264 Winters Chapel Road, Building B, Atlanta, Georgia 30360, and our telephone number is (707) 457-2600.

                                    Key Facts

Class A Common Shares Offered To The Public including 1,361,650 shares by the
Company and 138,350 shares by the Selling Shareholders..........................    1,500,000 shares

Total Shares Outstanding After Offering.........................................    2,883,691

Use Of Proceeds.................................................................    Acquisition of cookware store
                                                                                    chains; opening new stores;
                                                                                    capital investment; refinance
                                                                                    debt; working capital; and general
                                                                                    corporate purposes.

Nasdaq SmallCap Market Symbol...................................................    RPKE

------------------

         (1) Excludes options, warrants, Class B common stock and 180,000 shares of common stock reserved under the 1998 Equity Incentive Plan.

                          Summary Financial Information

The following table depicts the summarized statement of operations and balance sheet data of the company and Aropi, Incorporated on a historical, pro forma and as adjusted basis. The information is only a summary and does not provide all of the information contained in the actual financial statements, including the related notes, beginning at page F-1 and the Management's Discussion and Analysis of Financial Condition and Results of Operations.

Statement of Operations Data:

The Gaylord Companies, Inc.

                                          Six months            Year ended December 31,
                                        ended June 30,      -------------------------------
                                             1998               1997               1996
                                             ----               ----               ----

Net revenues                              $ 1,135,645       $ 3,724,157        $ 3,497,940
Cost of Goods Sold                          1,447,387         3,508,874          2,899,932
Gross profit (loss)                          (311,742)          215,283            598,008
Operating expenses                            367,490         1,649,601            458,457
Other Income (expenses)                       (85,887)         (191,687)          (424,394)
Loss from operations                         (765,119)       (2,026,654)          (284,843)


Aropi, Incorporated

                                          Six months     Year ended December 31,    Year ended June 30,
                                        ended June 30,   -----------------------    --------------------
                                             1998               1997               1998               1997
                                             ----               ----               ----               ----
Net revenues                              $ 2,240,561       $ 6,397,922        $ 6,310,362        $ 6,572,905
Cost of Goods Sold                          1,065,972         3,231,302          3,134,668          3,407,466
Gross profit (loss)                         1,174,589         3,166,620          3,175,694          3,165,439
Operating expenses                          1,486,326         3,153,074          3,100,287          3,188,113
Other Income (expenses)                       (96,571)            5,170            (90,126)            65,968
Income (loss) from operations                (408,308)           18,716            (14,719)            43,294

Balance Sheet Data:

                                                                   June 30, 1998
                                         ---------------------------------------------------------------------
                                           Gaylord             Gaylord
                                         (historical)       "Fresh Start"       Pro-forma      As Adjusted(1)
                                         ------------       -------------     -------------    ---------------

Working Capital (Deficit)                  $(1,671,985)      $  (66,701)        $ (398,259)       $ 4,009,554
Total Assets                                 1,436,237        4,164,095          7,059,245         12,217,058
Total Liabilities                            2,786,591        1,181,307          4,076,457          2,076,457
Stockholders' Equity                        (1,350,354)       2,982,788          2,982,788          9,640,601

----------
(1) Adjusted for the sale of the 1,361,650 shares of common stock offered hereby (less underwriting discount and estimated offering expenses) and the application of the net proceeds therefrom.

                                  RISK FACTORS

         The shares of common stock offered by this prospectus are speculative and involve a high degree of risk of loss. In addition to the other information in this prospectus, the following factors should be considered carefully in evaluating an investment in the common stock offered hereby. This prospectus contains forward-looking statements that involve risks and uncertainties. The company's actual results may differ materially from the results discussed in the forward-looking statements. The factors that may cause such a difference include, but are not limited to, those discussed below in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Prior to making an investment, you should carefully read this entire prospectus and consider the following risk and speculative factors.

Recent Bankruptcy of Our Predecessor

         Our predecessor entity, The Gaylord Companies, Inc., filed for a chapter 11 reorganization in bankruptcy on November 13, 1997 and emerged from bankruptcy on August 12, 1998. During the reorganization, we sold our bookstore operations, closed two of our cookware stores and brought in the current management. We incurred substantial losses in 1996 and 1997 and while in bankruptcy during 1998. Since emerging from bankruptcy, we have continued to incur losses. We cannot be certain that our future operations will be profitable. We may, in fact, continue to incur losses for the foreseeable future.

Seasonal Variations in the Quality Cookware Industry Will Affect Our Revenues

         Our business is subject to seasonal variations. Historically, a significant portion of our net sales and net earnings have been realized during the period from October through December, and levels of net sales and net earnings have generally been significantly lower during the period from January through September. This is the general pattern associated with similar retail industries, including those companies in our industry segment. If for any reason our sales were to be substantially below seasonal norms during the October through December period, our annual results could be materially and adversely affected. Unfavorable economic conditions affecting retailers generally during the Christmas selling season in any year could materially and adversely affect our results of operations for the year. We must also make decisions regarding how much inventory to purchase well in advance of the season in which it will be sold, especially for the Christmas season. Significant deviations in actual demand from projected demand for products can have an adverse affect on our sales and profitability.

Need for Additional Capital to Attract New Acquisition Candidates and the Impact on Operating Results

         We plan to acquire retail cookware businesses, such as the recent acquisition of Aropi, Incorporated and other companies complementary to our core business. The success of any such acquisitions will depend on many factors, including our ability to identify suitable acquisition candidates, the purchase price, the availability and terms of financing, and our ability to effectively integrate the acquired businesses into our operations. Although we plan to make acquisitions, we may not complete any future acquisitions. No assurances can be given that we will be able to operate acquired businesses profitably or otherwise successfully implement our expansion strategy. We will also attempt to: (i) hire, train, and integrate qualified employees; (ii) locate and obtain sites for new cookware stores; and (iii) adapt our management information and other operational systems to the extent necessary to grow in a profitable manner. We expect to finance future acquisitions and planned internal growth through borrowings or the issuance of equity securities. We have no commitment for any debt or equity financing, and we may not obtain sufficient credit on favorable terms. If we do not obtain additional financing when required, we may be required to modify, delay, or abandon some or all of our development and expansion plans, which may have a material adverse effect on our business and negatively impact the value of our outstanding securities.

         Further, if we issue additional equity securities, then it could have a significant dilutive effect on the holders of common stock, including purchasers in the offering. Such acquisitions may result in increased costs, significant goodwill, increases in the amount of depreciation and amortization expense, and could also result in write downs of purchased assets. All of these factors could adversely affect our operating results in future periods. In the event that our plans for expansion are not successful, our business will be materially adversely affected.

Competition in the Quality Cookware Industry May Affect Our Revenues and Market Position

         We face significant competition from companies that are similarly specialized and also from companies that are involved in more generalized retailing. We also face competition from other companies, such as catalogue companies, which have added or may add cookware to existing or future product lines. Many of our existing and potential competitors are larger and have significantly greater financial, marketing, technological, and other resources than we possess. We may not be able to compete effectively.

Risks Associated with Our Cookware Store Franchises

         Our ability to operate our existing stores on a profitable basis is dependent to some degree on the continued success of our franchised cookware stores. If the franchisees could not provide the service required pursuant to their franchise agreements with the company or experience an unfavorable change in public perception, we may be materially adversely effected. Further, a decline in the operations or profitability of the franchise cookware stores could adversely affect our revenues since we derive a portion of our revenues from certain minimum franchise fees and fees based upon a percentage of the revenues of franchise cookware stores. See "Business-Strategy."

Lack of Written Contracts with Suppliers

         We currently purchase products from more than 200 suppliers. We do not have any written contracts with our suppliers. If we cannot maintain our existing relationships with these suppliers on terms similar to those currently available, or if we experience any delay or difficulty in obtaining alternative suppliers on comparable terms, then there could be an adverse affect on our business.

Dependence on Existing Leased Locations in Shopping Malls

         We currently lease all of our properties. We may not be able to comply with the provisions of the current leases or renegotiate favorable lease terms as they expire. Once the current leases expire, if we cannot renew the existing lease, we may not be able to find favorable store sites for expansion or negotiate leases on satisfactory terms and conditions for new sites.

Ability to Retain and Attract Key Executives

         Our success depends upon the contributions of our senior management. We believe that our future success will depend upon our ability to attract, motivate, and retain highly skilled managerial, and marketing personnel. The loss of our key executives or the inability to hire and retain qualified personnel could have an adverse effect upon the company's business. The company intends to carry key man life insurance on its chief executive officer, but no other executive officers or technical personnel will be covered under such a policy.

Control by Current Officers and Directors; Relationship of Principal
Stockholders

         Cambridge Holdings, L.L.C., its affiliates, and related persons currently own an aggregate of approximately 40% of the common stock, 22% after this offering, and all but two of our directors are principals of or are affiliated with Cambridge. Global Strategic Holdings, Inc. also owns an aggregate of approximately 40% of the common stock, 22% after this offering. Thomas Tuttle, a director of the company, is the sole investment advisor to Global Strategic Holdings, Ltd. Additionally, we have entered into an advisory agreement with DDG Management Services Corp., that will give it control over certain aspects of our business. David Danovitch, a director of the Company and a member of Cambridge Holdings, L.L.C., is a director of DDG Management Services Corp. As a result, Cambridge will be in a position to exercise significant influence over the company and the election of our directors and otherwise essentially control the outcome of all matters requiring stockholder approval. See "Certain Relationships and Related Party Transactions."

Dilution in the Value of Your Shares

         As a result of the Plan of Reorganization under the fresh start accounting rules, there will be 1,522,041 shares of Class A common stock outstanding, and the net tangible book value per share will increase by $0.50 to $0.17 per share. Subsequent to the acquisition of Aropi, Incorporated there was a $647,240 increase in goodwill, resulting in a dilution of $0.43 in the net tangible book value per share to ($0.26) per share. After giving effect to the sale of the 1,500,000 shares of common stock under this offering at a price of $6.00 per share and the application of the net proceeds therefrom, there will be a total of 3,121,972 shares of common stock outstanding with a net tangible book value of $2.17 per share. This would represent an immediate increase in net tangible book value of $2.43 to existing shareholders and an immediate dilution of $3.83 per share to new investors. See "Description of Securities."

Certain Anti-Takeover Provisions in Our Charter and Bylaws; Possible Future Issuances of Preferred Stock

         Our amended and restated certificate of incorporation and bylaws and Delaware General Corporation Law contain certain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination involving the company. Such provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of the board of directors in connection with any such transaction. These provisions include a staggered board of directors, undesignated preferred stock, super-majority voting provisions and the application of the Delaware General Corporation Law. Certain of these provisions may discourage a future acquisition of our company that is not approved by the board of directors in which stockholders might receive a premium over the market value for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

         The board of directors has the power to designate the issuance of up to 1,000,000 shares of undesignated preferred stock. The rights and preferences for any series or class may be set by the board of directors in its sole discretion and without approval of the holders of common stock, and the rights and preferences of any such preferred stock may be superior to those of the common stock, thus adversely affecting the rights of the holders of common stock. The company currently has 310,000 shares of preferred stock outstanding resulting from a private placement which occurred upon emerging from bankruptcy. While we have no present intention to issue any additional shares of preferred stock, any such issuance could be used to discourage, delay, or make more difficult a change in control of the company. In addition, such preferred stock may have other rights, including economic rights, senior to the common stock. As a result, the issuance of additional shares of preferred stock could decrease the market value of the common stock. See "Description of Securities--Preferred Stock."

Our Predecessor Entity Failed to Make All Required Securities Filings

         Prior to bankruptcy, our predecessor entity failed to make certain regular disclosure filings that such entity was required to make under the Securities Exchange Act of 1934. Although we will resume compliance with the Securities Exchange Act of 1934 once we are subject to this law, we may be subject to various sanctions, disabilities and damages as a result of our previous non-compliance.

Negotiated Public Offering Price of the Common Stock

         The public offering price of the common stock has been artificially determined by negotiations between the company and the underwriter. The public offering price bears no relationship to earnings, asset values, book value or any other recognized criteria of value. See "Underwriting."

No Liquid Trading Market for Your Common Stock

         Our common stock currently has no liquid public trading market and we cannot be certain that a regular public trading market for our common stock will develop or, if developed, be sustained. As a result, you may not be able to resell any shares of our common stock that you purchase in the offering.

Potential Effects of Failure to List Common Stock on The Nasdaq SmallCap Market

         In the event that we are unable in the future to satisfy the Nasdaq SmallCap listing requirements, trading would continue to be conducted in the pink sheets or on the OTC Bulletin Board. In the absence of the common stock being quoted on the Nasdaq SmallCap Market, trading of the common stock would be covered by Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under such rule, broker-dealers that recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. If the common stock were subject to the regulations applicable to penny stocks, the market liquidity for the securities would likely be reduced by limiting the ability of broker-dealers to sell the securities and the ability of stockholders to sell their securities in the secondary market. There is no assurance that trading in our common stock will not be subject to these or other regulations that would adversely affect the market for such securities.

Our Stock Price May Fluctuate Which May Affect the Value of Your Shares

         From time to time, there may be significant volatility in the market price for the common stock. Our quarterly operating results, changes in earnings estimated by analysts, if any, changes in the general conditions of the quality cookware industry, the economy or financial markets, or other developments affecting our business could cause the market price of the common stock to fluctuate substantially. In addition, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

Shares Eligible For Future Sale

         Sales of substantial amounts of common stock in the public market following this offering could lower the market price of the common stock. Of the 2,883,691 shares of common stock to be outstanding after this offering (assuming no exercise of outstanding options, warrants, conversion of the Class B common stock or the over-allotment option), 1,500,000 shares will be freely tradeable without restriction. Upon expiration of lock-up agreements entered into by our officers, directors, and shareholders prior to the offering an additional 1,383,691 shares will become eligible for sale 13 months after the closing of this offering, subject to the provisions of Rule 144. See "Shares Eligible for Future Sale."

         In addition, we intend to file a registration statement on Form S-8 with respect to the common stock issuable upon exercise of options under the 1998 Equity Incentive Plan. The 1998 Equity Incentive Plan authorizes the issuance of options for up to 180,000 shares of common stock. Currently, no options have been issued under the 1998 Equity Incentive Plan. See "Management--1998 Equity Incentive Plan." Upon filing of such registration statement, the holders of such options may, subject to vesting requirements including certain performance targets, exercise and sell their shares immediately without restriction, except affiliates who are subject to certain volume limitations and manner of sale requirements of Rule 144. See "Shares Eligible for Future Sale." Holders of certain warrants to purchase shares are entitled to incidental registration rights with respect to such shares. Upon registration, 451,306 of such shares may be sold in the market without limitation. In addition, pursuant to the plan of reorganization the predecessor of the company has granted warrants to purchase 52,573 shares of common stock, exercisable at a price of $11.57 per share, to the holders of all of the then outstanding warrants of such predecessor. These warrants do not contain registration rights. See "Description of Securities--Registration Rights." Sales of such shares may decrease the market price for the common stock. See "Underwriting."

Risks Associated with Forward-Looking Statements

         This prospectus contains certain statements that are considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934. Those statements include, among other things, the discussions of our business strategy and expectations concerning developments in the quality cookware industry, our market position, future operations, ability to grow through making acquisitions, margins and profitability, and liquidity and capital resources. Investors are cautioned that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which the forward-looking statements contained herein are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be incorrect. The uncertainties in this regard include, but are not limited to, those identified in the risk factors discussed herein. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved.

                                   THE COMPANY

         Rolling Pin Kitchen Emporium, Inc. (the "Company") operates a chain of specialty retail stores for quality cookware and serving equipment, cooking accessories and certain select food products as well as cookbooks and food-related publications. The Company operates 19 Company-owned stores and 21 franchised locations under the trademarks The Cookstore and Rolling Pin Kitchen Emporium, which are located primarily throughout the Midwest and Southeast regions of the United States.

         The Company's business is comprised of the cookware business of (i) its predecessor entity, which was organized under the name The Gaylord Companies, Inc. in Delaware on July 19, 1994 (the "Predecessor Entity"), and was reorganized and renamed Home Retail Holdings, Inc. during the bankruptcy reorganization pursuant to Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") that was completed on August 7, 1998 (the "Reorganization") and which operates four retail cookware stores in Ohio, and (ii) Aropi, Incorporated, an Iowa corporation ("Aropi"), which operates 15 Company-owned stores in eight states and 21 franchised stores in nine states. The Company acquired Aropi in August 1998. On September 15, 1998, the Company changed its name from Home Retail Holdings, Inc. to Rolling Pin Kitchen Emporium, Inc. See "Business."

         The Company's goal is to build a consolidated enterprise with national market reach through the acquisition and integration of independent quality cookware businesses, the opening of new cookware stores in large markets, and developing franchised cookware stores in primarily smaller markets throughout the United States. Although the Company has had general discussions with representatives of certain potential acquisition candidates, it currently does not have any agreement with any other company with regard to any acquisitions. The Company believes that, through the prior experience of its management team and board members, and its referral network of investment and commercial bankers, business leaders, attorneys, accountants and business and financial brokers, it can identify, attract, and acquire attractive acquisition candidates.

         The Company's stores range in size from approximately 1,600 square feet to 3,300 square feet and operate in regional retail malls. Each store offers a wide range of products, from over 200 vendors in 12 distinct categories including accessories, bakeware, books, cookware, cutlery, electronics, food, furniture, gadgets, gifts, tableware and textiles. The Company intends to use its existing stores as the basic store design prototype for most of its anticipated expansion. The Company has four stores operating under The Cookstore trademark in Ohio and recently acquired Aropi which has 15 Company-owned stores operating under the Rolling Pin Kitchen Emporium trademark in Alabama, Florida, Georgia, Kentucky, Louisiana, South Carolina, Tennessee, and Virginia and 21 franchised stores operating under the Rolling Pin trademark in Arkansas, Florida, Georgia, Illinois, Iowa, Kentucky, North Carolina, South Carolina, and Tennessee.

         The Company's principal executive offices are located at 4264 Winters Chapel Road, Building B, Atlanta, Georgia 30360.

                                 USE OF PROCEEDS

         If all 1,361,650 shares (the "Shares") of the Company's Class A Common Stock ("Common Stock") offered pursuant to this prospectus (the "Prospectus") are sold (the "Offering"), the Company will receive gross proceeds of approximately $8,169,900 (assuming the public offering price is $6.00, and assuming the over-allotment option is not exercised). The Company will not receive any proceeds from the sale of shares by the selling stockholders of the Company (the "Selling Stockholders"). If the underwriters ("Underwriters") exercise the over-allotment option, the Company will receive an additional $1,575,000. The estimated net proceeds of $6,657,813 were determined after deduction of all commissions, discounts and expenses paid to the Underwriters (estimated to be $1,062,087) and after all expenses of the Offering (estimated to be $450,000).

         The Company intends, in the following order of priority, to use the net proceeds from this Offering approximately as follows:

                                                                                 Amount                 Percentage
                                                                                 ------                 ----------
Expansion of Business Operations
     Opening of New Stores(1)                                              $  2,250,000                     33.79%
     Acquisition of Existing Chains                                           1,000,000                     15.03%
     Expenses Associated with Selling New Franchises                            250,000                      3.75%
     Expand Alternative Distribution Channels                                   600,000                      9.01%

Total - Expansion of Business Operations                                   $  4,100,000                     61.58%

Repayment a portion of Existing Indebtedness(2)                               1,500,000                     22.54%

Working capital and general corporate purposes                                1,057,813                     15.89%

TOTAL                                                                        $6,657,813                    100.00%
                                                                             ==========                    =======

----------------------

(1) Assumes that 18 stores are opened over the next 18 months at an average cost of $125,000 per store (not including costs to stock inventory).

(2) The proceeds will be used to refinance a portion of existing indebtedness that bears interest of three percentage points over the Prime Rate as published in the Wall Street Journal and is to be completely repaid out of the proceeds of this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                 DIVIDEND POLICY

         Holders of the Common Stock are entitled to dividends only, as and if, declared by the Board of Directors, out of funds legally available therefor. The Company has not yet paid any dividends and does not expect to do so in the foreseeable future. The Company intends to use all retained earnings for working capital and to finance the anticipated growth and expansion of its business.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of June 30, 1998: (i) on an actual basis; (ii) on a Fresh-Start basis ("Fresh Start"); (iii) on a pro forma basis after giving effect to the acquisition of Aropi; and (iv) on an adjusted basis, giving effect to the proceeds and use of proceeds from the sale of the Common Stock the Company offered pursuant to this Prospectus after deducting underwriting discounts and commissions and estimated offering expenses:

                                                                           June 30, 1998
                                                ------------------------------------------------------------------
                                                    Actual         Fresh Start        Pro Forma       As Adjusted
                                                    ------         -----------        ---------       -----------


Long term debt less current portion(1)                  $  0              $  0          $670,502        $670,502

Stockholders' equity:

Preferred Stock, 1,500,000 shares authorized         300,000                 0                 0               0
     60,000 issued and outstanding actual;
     60,000 shares issued and outstanding pro
     forma and pro forma as adjusted

Class A  Common  Stock,  par  value  $.01 per         40,950            15,220            15,220          28,837
     share, 10,000,000 shares authorized;
     issued and outstanding 4,095,000
     actual shares; 1,522,041 shares issued
     and outstanding Fresh Start and pro
     forma; 2,883,691 shares issued and
     outstanding pro forma as adjusted(2)(3)

Class B Common Stock, par value $.01 per                   0             1,550             1,550           1,550
     share, 154,951 shares issued and
     outstanding actual pro forma and
     pro forma as adjusted(3)

Additional Paid-in Capital                         2,641,834         2,966,018         2,966,018       9,610,214

Accumulated deficit                               (4,333,142)                0                 0               0

Total stockholders equity                         (1,350,354)        2,982,788         2,982,788       9,640,601

Total capitalization                              (1,350,354)        2,982,788         3,653,290      10,311,103


---------------
(1) As of June 30, 1998, the current portion of obligations under long term debt was approximately $726,313.

(2) Excludes (i) 92,595 shares of the Common Stock subject to warrants granted to Liberty Bidco Investment Corporation, a Michigan corporation ("Bidco"), exercisable at $0.01 per share (the "Bidco Warrants"), 40,602 shares of Common Stock subject to warrants granted to Bidco, exercisable at 165% of the public offering price (the "New Bidco Warrants"), 40,602 shares of Common Stock subject to warrants granted to Greenfield Commercial Credit, L.L.C. ("Greenfield"), exercisable at 165% of the public offering price (the "Greenfield Warrants"), 52,573 shares of the Common Stock subject to warrants granted to all of the holders of the outstanding warrants of the Predecessor Entity pursuant to the Plan of Reorganization, exercisable at $11.57 per share (the "New Warrants"), 29,261 shares of the Common Stock subject to warrants granted to the holders of all of a certain class of securities of the Predecessor Entity, exercisable at 80% of the public offering price (the "Individual Warrants"), and 98,246 shares of the Common Stock subject to warrants granted to Michael Leonard and William Laux, exercisable at 165% of the public offering price (the "Other Financing Warrants"); (ii) 180,000 shares of the Common Stock reserved for issuance pursuant to the Incentive Plan; (iii) the exercise of the Underwriters' over-allotment option; (iv) 154,551 shares of the Common Stock issuable upon contingent conversion of the outstanding Class B Common Stock; and
     (v) 150,000 shares of the Common Stock subject to warrants granted to the Underwriters, exercisable at 165% of the public offering price (the "Underwriters' Warrants"). See "Description of Securities."

(3) The Class B Common Stock automatically converts into shares of Common Stock upon the occurrence of certain events. See "Description of Securities."

                                    DILUTION

         As of June 30, 1998, there were 4,095,000 shares of Common Stock outstanding, having a negative net tangible book value per share of approximately $(0.33). Net tangible book value per share represents the amount of the Company's total tangible assets less its total liabilities, divided by the number of shares of the Company's Common Stock outstanding.

         After giving effect to the sale of the 1,361,650 shares of Common Stock under this Offering at a price of $6.00 per share and the application of the net proceeds therefrom (but assuming none of the options, warrants or shares of Class B Common Stock are exercised), there would be a total of 2,883,691 shares of Common Stock outstanding with a net tangible book value of approximately $2.17 per share. This would represent an immediate increase in net tangible book value of $2.43 per share to existing stockholders and an immediate dilution of $3.83 per share to new investors. Dilution is determined by subtracting net tangible book value per share after the Offering from the amount paid by new investors per share of Common Stock. The following table illustrates the per share dilution:

Public offering price per share                                                                 $6.00
    Net tangible book value per share - 06/30/98 actual                       (0.33)
    Increase attributable to Fresh Start Reorganization                        0.50
    Dilution attributable to Aropi acquisition                                (0.43)
                                                                              ------
    Net tangible book value per share before Offering                         (0.26)
    Increase attributable to new investors                                     2.43
                                                                               ----
Net tangible book value per share after Offering                                                 2.17
                                                                                                -----
Dilution to new investors                                                                       $3.83
                                                                                                =====

         The following table summarizes, on a pro forma basis, as of September 14, 1998, the difference between the existing stockholders and the new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share:

                                Shares Purchased


                                                                         Total         Average Price
                                       Number          Percent       Consideration       Per Share
                                       ------          -------       -------------       ---------

Existing stockholders                 1,522,041          52.8%         $1,695,500         $1.11

New investors                         1,361,650          47.2%          8,169,900          6.00
                                      ---------        -------          ---------          ----

Total                                 2,883,691       100.00%          $9,865,400
                                      =========       =======          ==========


         The foregoing table assumes: (i) no exercise of the Underwriters' over-allotment option; (ii) no exercise of the Underwriters' Warrants to purchase 150,000 shares of Common Stock, exercisable at 165% of the public offering price; (iii) no exercise of the Bidco Warrants to purchase 92,595 shares of Common Stock, exercisable at $0.01 per share, (a) New Bidco Warrants to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price, (b) Greenfield Warrants to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price, (c) New Warrants to purchase 52,573 shares of Common Stock, exercisable at $11.57 per share, (d) Individual Warrants to purchase 29,261 shares of Common Stock, exercisable at 80% of the public offering price, or (e) Other Financing Warrants to purchase 98,246 shares of Common Stock, exercisable at 165% of the public offering price;
(iv) no conversion of the Class B Common Stock; and (v) no exercise of stock options outstanding after June 30, 1998. As of June 30, 1998, there were 180,000 shares of Common Stock reserved for issuance under the Incentive Plan. To the extent that any shares of Common Stock are issued on exercise of any of these warrants or conversion of the Class B Common Stock, or, possibly, options granted after June 30, 1998, there will be further dilution to new investors. See "Description of Securities."

                           PRICE RANGE OF COMMON STOCK

         Shares of the Predecessor Entity's common stock and redeemable warrants were traded on the Nasdaq's SmallCap Market and OTC Bulletin Board under the trading symbols "GJCO" and "GJCOW," respectively, and on the Boston Stock Exchange under the symbols "GJC" and "GJCW," respectively. No other class of the Predecessor Entity's common stock was publicly traded.

         The following table sets forth the high and low sales prices for shares of the Predecessor Entity's common stock on the Nasdaq's SmallCap Market and OTC Bulletin Board for the periods indicated:

                                                             High         Low
                                                             Sale         Sale
                                                             ----         ----
Fiscal year ended December 31, 1996
First quarter                                               $ 5.00       $ 1.50
Second quarter                                                3.31         0.87
Third quarter                                                 2.00         0.87
Fourth quarter                                                1.53         0.84
Fiscal year ended December 31, 1997

First quarter                                               $ 1.44       $ 1.00
Second quarter                                                1.31         0.75
Third quarter                                                 1.22         0.38
Fourth quarter                                                0.69         0.02
Fiscal year ended December 31, 1998

First quarter                                               $ 0.28       $ 0.09
Second quarter                                                0.32         0.14

         On August 7, 1998, the last sale price for shares of the Predecessor Entity's common stock as reported by the Nasdaq's OTC Bulletin Board was $0.17 per share. Since August 12, 1998, there has been no established public trading market for the Predecessor Entity's common stock because the common stock was exchanged for the Company's Common Stock. There is currently no trading market for the Company's Common Stock. At August 31, 1998, there were approximately 345 holders of record of shares of Common Stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Financial Statements and related Notes contained elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

Historical

         The Company is the successor entity to the Predecessor Entity, which filed for bankruptcy in November 1997 and operated under bankruptcy protection during the first half of 1998. The Predecessor Entity began as a family business operating a chain of bookstores and eventually cookware stores as well. The various operations were consolidated in a corporate entity under the name Gaylord Companies, Inc. in July 1994. In October 1995, the Predecessor Entity effected a public offering of its common stock. Although the Predecessor Entity had expected to raise approximately $4 million to $5 million in that Offering to finance the expansion of its operations, net proceeds to the Predecessor Entity totaled approximately $2 million. Management believes that the failure to secure an appropriate level of capital, along with competitive pressures from larger competitors and increased operating expenses resulted in the bankruptcy.

Overview

         Notwithstanding the difficulties encountered by the Predecessor Entity, management believes that the quality cookware industry has substantial growth potential and that the cookware store business is an attractive business model that is capable of generating consistent levels of sales and profitability. Management believes that the tendency of more families to prepare an increased number of meals at home means greater demand for a variety of cooking equipment, tools and related merchandise.

         The potential market for the type of products found in the Company's stores consists of nearly every home in the country. According to estimates by National Housewares Manufacturers Association, annual retail sales of housewares are approximately $54 billion annually. The higher-end segment (which the Company defines as its primary target market) including kitchen gadgets, tools, and accessories captures in excess of $1.8 billion in annual sales.

         Management believes that this industry niche is an attractive opportunity for several reasons:

         o This market currently provides for higher gross profit margins and higher average ticket sales than the broader-based housewares market, which includes many more highly competitive, lower-end products.

             o There are presently a limited number of companies of significant size that have targeted this market in the manner and with the approach to the market as the Company anticipates doing.

             o There is a growing segment of the population that has a keen interest in cooking. The Company's stores intend to cater to as the high-end segment of the industry.

Business and Operational Model of the Company

         The Company's business plan is based on the belief that retail success today is a function of the traditional location, price, and promotion approaches of traditional merchandising combined with a disciplined operational and logistical infrastructure. The Company recognizes that same-store sales growth is essential to the success of any retail enterprise and the Company will continue to build a marketing organization that is responsive to retail trends in general and to local retail demand in particular. The Company's ability to tailor the store offerings to meet the demands of as local market is essential to the continued success of the stores. Traditional merchandising techniques are complemented by a constant use of creative marketing efforts that focus on making the consumer's visit to the store as much an entertainment experience as a shopping task.

         The Company's commitment to operational focus means that its success is dependent in large part on its ability to manage information systems, inventory levels, distribution logistics, controlling shrinkage of inventory, purchasing efficiencies and effective customer service at the store level. In order to achieve its goal, the Company will focus on operating efficiencies and synergies by combining administrative functions. The Company will manage cost through a expense control system that requires analysis of the cost benefits of each expenditure and through analysis of the decision process for selecting new sites.

         Results of Operations - The Company

         The Company operates a chain of specialty retail stores for quality cookware and serving equipment. The Company's revenue is derived primarily from the sale of cookware and serving equipment.

         Six Months Ended June 30, 1998 Compared To Six Months Ended June 30, 1997 - The Company

         Net Revenues. For the six months ended June 30, net revenues decreased $330,000, or 23%, from $1.47 million in 1997 to $1.14 million in 1998, primarily due to the Company's operating under bankruptcy protection and the resultant inability to keep its stores fully stocked with inventory and to engage in promotional activities.

         Operating Expenses. For the six months ended June 30, operating expenses increased approximately $34,000, or 10%, from $333,000 in 1997 to $367,000 in 1998. As a percentage of net revenues, operating expenses increased from 23% in 1997 to 32% in 1998, primarily due to a combination of reduced sales and increased costs associated with operating in bankruptcy.

         General and Administrative Expenses. For the six months ended June 30, general and administrative expenses decreased $111,000, or 39%, from $284,000 in 1997 to $173,000 in 1998. As a percentage of net revenues, general and administrative expenses decreased from 19% in 1997 to 15% in 1998. This decrease as a percentage of net revenues was due to among other things reductions in overhead brought about by the need to conserve cash while in bankruptcy.

         Results For 1997 Compared To 1996 - The Company

         Net Revenues. Net revenues increased $200,000, or 6%, from $3.5 million in 1996 to $3.7 million in 1997, primarily due to the opening of two new Cookstores on December 1, 1996.

         Operating Expenses. Operating expenses increased approximately $1.2 million, or 262%, from $458,000 in 1996 to $1.65 million in 1997. As a percentage of net revenues, operating expenses increased from 13.1% in 1996 to 44.2% in 1997, primarily due to increased costs associated with the newest Cookstores (which were opened on December 1, 1996) and the increased costs of borrowing associated with a refinancing of its debt.

         General and Administrative Expenses. General and administrative expenses increased $683,000, or 175%, from $390,000 in 1996 to $1.07 million in 1997. As a percentage of net revenues, general and administrative expenses increased from 11.1% in 1996 to 28.8% in 1997. This increase as a percentage of net revenues was primarily due to an increase in professional, consulting and financing fees.

         Liquidity and Capital Resources - The Company

         The Company used $290,872 in net cash from operating activities in 1997. In the six months ended June 30, 1998, $940,871 of cash was used by operating activities. Net cash used in investing activities was approximately $34,915 in 1997 and $0 in the six months ended June 30, 1998. Net cash provided by financing activities was $577,772 in 1997, including the incurrence of (i) $395,000 in long-term debt which was used to repay bank debt, and (ii) $300,986 in short-term debt which was used for the repayment of notes payable. In the six months ended June 30, 1998, net cash provided by financing activities was $83,049. At June 30, 1998, the Company had a working capital deficit of $1.67 million, with all debt being classified as current.

         Results Of Operations - Aropi

         Aropi operates a chain of specialty retail stores for quality cookware and serving equipment. Aropi's revenue is derived primarily from the sale of cookware and serving equipment. Aropi's fiscal year ended on June 30.

         Results for 1998 Compared To 1997 - Aropi

         Net Revenues. Net revenues decreased $262,543, or 4%, from $6.57 million in 1997 to $6.31 million in 1998, primarily due to the remodeling of a mall which resulted in reduced traffic, new competition entering two of the markets, and a new mall opening in close proximity to one of the Company's existing stores.

         Operating Expenses. Operating expenses decreased approximately $87,826, or 2.75%, from $3.19 million in 1997 to $3.10 million in 1998. As a percentage of net revenues, operating expenses increased from 48.50% to 49.13%, primarily due to an increase in annual rental payments and increases occuring in the ordinary course of business.

         General and Administrative Expenses. General and administrative expenses decreased $85,445, or 5.31%, from $1.61 million in 1997 to $1.52 million in 1998. As a percentage of net revenues, general and administrative expenses decreased from 24.46% in 1997 to 24.13% in 1998. This decrease as a percentage of net revenues was due to an increase in expenses for the ordinary course of business.

         Results For 1997 Compared To 1996 - Aropi

         Net Revenues. Net revenues decreased $260,019, or 3.81%, from $6.83 million in 1996 to $6.57 million in 1997, primarily due to a closing of one store.

         Operating Expenses. Operating expenses decreased approximately $44,081, or 1.36%, from $3.23 million in 1996 to $3.19 million in 1997. As a percentage of net revenues, operating expenses increased from 47.30% in 1996 to 48.50% in 1997, primarily due to lower sales and the fact that overhead in the store which had closed decreased at a slower rate than sales.

         General and Administrative Expenses. General and administrative expenses decreased $74,224, or 4.41%, from $1.68 million in 1996 to $1.61 million in 1997. As a percentage of net revenues, general and administrative expenses decreased from 24.62% in 1996 to 24.46% in 1997. This decrease as a percentage of net revenues was due to lower sales and the fact that overhead in the store which had closed decreased at a slower rate than sales.

         Liquidity and Capital Resources - Aropi

         Aropi provided $438,499 in net cash from operating activities in 1997. For the year ended June 30, 1998, $186,218 of cash was provided by operating activities. Net cash used in investing activities was approximately $14,417 in 1997 and $16,659 in 1998, principally for the purchase of fixed assets. Net cash used by financing activities was $434,976 in 1997, incurrence of $15,353 in long-term debt which was used for working capital purposes. For the year June 30, 1998, net cash used in financing activities was $176,703. At June 30, 1998, Aropi had a working capital surplus of $958,754 million, and had $846,815 million of long-term debt outstanding.

         Liquidity and Capital Resources

         When the Company emerged from Bankruptcy on August 7, 1998, it had a working capital deficit of $(66,701). At June 30, 1998, the Company had a working capital of $(1,671,985). The increase of $1,605,284 is primarily attributable to the elimination of liabilities subject to compromise as a result of the Plan of Reorganization.

Bidco Loan Agreement

         In August 1998, the Company entered into a Business Loan Agreement With Covenants (the "Loan Agreement") with Bidco, that provided exit financing in the amount of $1,300,000 pursuant to the terms of the Plan of Reorganization. The Loan Agreement was amended on August 20, 1998 by the First Amendment to the Loan Agreement among Bidco, the Company, its subsidiaries and Aropi (the "First Amendment") that provided for an additional $700,000 in financing used to fund the Aropi acquisition as well as for working capital.

         Borrowings under the Loan Agreement were used to repay the outstanding balance owed by the Company under the Loan and Security Agreement, dated April 23, 1998, between the Company and Fremont Financial Corporation, a California corporation ("Fremont"), as well as for working capital needs and general corporate purposes. The Loan Agreement and First Amendment include restrictions on, among other things, additional debt, capital expenditures, investments, dividends and other distributions, mergers and acquisitions, and contains covenants requiring the Company to meet a specified minimum current assets to current liabilities ratio, and a minimum net worth test. As of the date hereof, the Company is in compliance with all such financial covenants.

         The Loan Agreement and First Amendment established a first continuing security interest in the current assets of the Company and Aropi, including, among other items, instruments, furniture, accounts receivable and inventory. In addition, the First Amendment provided Bidco with a security interest in the stock of Aropi.

         Pursuant to the Loan Agreement, the Company executed a Promissory Note that bears interest at the rate of three percentage points over the Prime Rate as published in the Wall Street Journal on the first of every month. The Promissory Note was amended pursuant to the First Amendment to reflect the current amount of the loan which was $2,000,000. Pursuant to the Loan Agreement, the Company issued the Bidco Warrants to purchase 92,595 shares of Common Stock, exercisable at a price of $0.01 per share. Pursuant to the First Amendment, the Company executed the New Bidco Warrants for the right to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price, which are subject to a put option by Bidco. Each of the Bidco Warrants and the New
Bidco Warrants contain registration rights for the shares received by the Bidco pursuant to such warrants. Under the terms of the Loan Agreement, the Company is required to pay a prepayment penalty of 20% on any amount prepaid unless the entire balance is prepaid from the proceeds of the Offering or a private placement by the Company. The amended Promissory Note is required to be paid in full with the proceeds from this Offering. See "Description of Securities - Warrants."

         As of August 31, 1998, there was an outstanding balance of $2.0 million. The Loan Agreement and the First Amendment expires on January 31, 1999.

Greenfield Loan Agreement

         In August 1998, the Company entered into a Loan and Security Agreement (the "Loan and Security Agreement") with Greenfield, that provided acquisition financing in the amount of $2 million, of which $500,000 is pursuant to a non-revolving bulge loan facility ("Bulge Loan") and $1.5 million is pursuant to a revolving credit loan facility ("Term Facility").

         Borrowings under the Loan and Security Agreement were used to finance the acquisition of Aropi, to repay certain outstanding indebtedness and for working capital purposes. The Loan and Security Agreement includes restrictions on, among other things, additional debt, dividends and other distributions, and mergers and acquisitions. As of the date hereof, the Company is in compliance with all such financial covenants.

         The Loan and Security Agreement granted Greenfield a continuing priority after Bidco perfected security interest in the certain collateral of the Company and its subsidiaries, including, among other items, accounts receivable, general intangibles, inventory, instruments, furniture, and other property.

         Pursuant to the Loan and Security Agreement, the Company executed a Revolving Credit Note that bears interest at the rate of interest which is equal to three percentage points above the Prime Rate as published in the Wall Street Journal and a Bulge Loan Note that bears interest at a fixed per annum rate of interest equal to 15%. The interest on each note is computed upon the basis of a year of 360 days for the actual number of days elapsed in a month. Pursuant to the Loan and Security Agreement, the Company also executed the Greenfield Warrants granting Greenfield the right to purchase 40,602 shares of Common Stock, exercisable at a price per share equal to 165% of the public offering price. The Greenfield Warrants contain registration rights for the shares received by the Greenfield pursuant to such warrants. See "Description of Securities - Warrants."

         As of August 31, 1998, there was an outstanding balance of $260,000 under the Bulge Loan and a balance approximately of $1.5 million under the Term Facility. The outstanding balance is to be repaid in full from the proceeds of this Offering or, in any event, no later than January 29, 1999.

Seasonality

         Historically, a significant portion of our net sales and net earnings have been realized during the period from October through December, and levels of net sales and net earnings have generally been significantly lower during the period from January through September. This is the general pattern associated with similar retail industries. If for any reason our sales were to be substantially below seasonal norms during the October through December period, our annual results could be materially and adversely affected.

         The Company expects to use a portion of the net proceeds of this Offering for its acquisition and expansion program, and for working capital and general corporate purposes. A portion of the proceeds may also be used for acquisitions of complementary businesses; however, at this time the Company has no definitive acquisition targets. The Company expects the proceeds from this Offering will satisfy its operational and acquisition needs for the next 18-24 months. See "Use of Proceeds."

                                    BUSINESS

The Company

         The Company operates a chain of specialty retail stores for quality cookware and serving equipment, cooking accessories and certain select food products as well as cookbooks and food-related publications. It operates 19 Company-owned stores and 21 franchised locations under the trademarks The Cookstore and Rolling Pin Kitchen Emporium, which are primarily throughout the Midwest and Southeast regions of the United States.

         The Company's goal is to build a consolidated enterprise with national market reach through the acquisition and integration of independent quality cookware businesses, the opening of new cookware stores in large markets, and developing franchised cookware stores in primarily smaller markets throughout the United States. Although the Company has had general discussions with representatives of certain potential acquisition candidates, the Company currently has no agreement with any other company with regard to any acquisitions. The Company believes that, through the prior experience of its management team and board members, and its referral network of investment and commercial bankers, business leaders, attorneys, accountants and business and financial brokers, it can identify, attract, and acquire attractive acquisition candidates.

         The Company's cookware stores range in size from approximately 1,600 square feet to 3,300 square feet and operate in regional retail malls. Each store offers a wide range of products, from over 200 vendors in 12 distinct categories including accessories, bakeware, books, cookware, cutlery, electronics, food, furniture, gadgets, gifts, tableware and textiles. The Company intends to use its existing stores as the basic store design prototype for most of its anticipated expansion. The Company has four stores operating under The Cookstore trademark in Ohio and recently acquired Aropi that has 15 Company-owned stores operating under the Rolling Pin Kitchen Emporium trademark in Alabama, Florida, Georgia, Kentucky, Louisiana, South Carolina, Tennessee, and Virginia and 21 franchised stores operating under the Rolling Pin trademark in Arkansas, Florida, Georgia, Illinois, Iowa, Kentucky, North Carolina, South Carolina, and Tennessee.

Industry Background

         The Company believes numerous factors exist which create a favorable environment for a consolidation within the quality cookware industry. As businesses have become nationwide in scope, the need and demand for a nationwide vendor supplying uniformly high-quality products and services have increased.

         Similarly, as brand consciousness among end users has increased in certain industries, national brands have realized significant advantages in the marketplace, such as the ability to differentiate their products and services, allowing premium pricing and enhanced customer loyalty. Larger businesses formed through mergers or acquisitions continue to achieve competitive advantages by creating operating synergies through, among other things, the elimination of redundant corporate functions and the use of information technology to decrease cost and increase revenue. Furthermore, manufacturers have developed an increased interest in dealing with large distributors, which has enabled manufacturers to generate efficiency gains due to streamlined production, distribution, and marketing operations.

         The Company's standard store format (between 1,600 - 3,000 square feet) works especially well in regional malls and strip shopping centers and other select sites that can be classified as middle to upper income shopping destinations. The Company's target areas for acquisition and expansion include regional shopping malls located in suburban and urban core revitalization areas, smaller specialty malls, and select, upper end in-line shopping centers. The Company believes that due to the industry's highly fragmented nature, and the relatively small number of companies, such as Williams-Sonoma, Inc., Bed Bath & Beyond Inc. and Linens 'N Things, Inc. there are hundreds of prime locations available for future store openings or acquisitions.

Strategy

         The Company's goal is to become the leading national retailer of quality cooking and serving equipment. In addition to opening new locations and sales of franchises, the Company intends to acquire established local or regional cookware operations and combine and integrate them into the existing organization. In order to achieve its goal, the Company will focus on: (i) identifying acquisition candidates that meet the Company's consolidation criteria; (ii) opening new locations; (iii) selling new franchises to augment the store brand in smaller markets; and (iv) achieving operating efficiencies and synergies by combining administrative functions, eliminating redundant facilities, implementing system and technology improvements in acquired entities and purchasing products in large volumes for both Company-owned and franchise stores.

         Identify and Pursue Strategic Consolidation Opportunities. The Company plans to acquire companies with established sales presences and/or local brand names. The Company believes that the smaller-store, high-end quality cookware industry is highly fragmented and often characterized by family-owned smaller-store owner/operators who desire liquidity and may be unable to gain the scale necessary to access the capital markets effectively or to expand beyond a local or regional base. The Company plans to acquire such operations with a combination of cash from the proceeds of this Offering and Common Stock. Currently, the Company has no plans or acquisition targets identified. See "Use of Proceeds."

         The Company plans to pursue acquisition opportunities in markets of at least 250,000 population with fragmented competition that will benefit from economies of scale. Within such markets, the Company intends to focus on the acquisition of stores or chains having some or all of the following characteristics: (i) stable cash flows and recurring revenue streams from long-term operations or market presence; (ii) the ability to improve sales, operations, and profitability through superior management techniques, access to larger financial resources, and improved purchasing terms; (iii) long-term growth prospects for products offered given the market demographics; (iv) a strong "franchise" or presence in the communities served by the acquisition candidate; (v) an ability to retain, promote, and motivate management teams;
(vi) favorable demographic trends within the local regions serviced; and (vii) an under-penetrated market for products provided by the acquisition candidate.

         Open new locations. The Company plans to open new stores in its current Midwest and Southeast market areas. The Company will select locations for new stores based on market and site demographics, the nature of local competition, and the logistics of shipping and store operations. The approximate cost to open a new store (not including the value of the inventory) is $125,000.

         The Company's strategy is to present the merchandise in an upscale and fashionable setting. The full range of the stores' products are displayed and stocked on the retail floor. The merchandise is arranged by category for shopping convenience. Feature displays are arranged throughout the store emphasizing seasonal products or particular themes.

         Selling new franchises. The Company believes that franchising offers the opportunity to deploy the cookware store model, and hence the Company's "brand," with no significant capital requirements. This franchise expansion will allow brand expansion into markets that the Company would not be likely to enter. The Company believes that in smaller markets, the local franchisee is better positioned to commit the effort it takes to make a smaller store successful. The Company will continue to use business brokers as a primary vehicle for franchise development, but, the Company will also augment its in-house commitment to finding new markets and prospects. The Company expects to see the franchise community grow at about the same pace as the internally developed stores. Rolling Pin Kitchen Emporium franchises are available in all states, except for California, Hawaii, Indiana, Maryland, Minnesota, North Dakota, Rhode Island, South Dakota, Washington, New York, Texas, and Wisconsin. The Company does not know when or if it will ever make available franchises in these states.

         Alternative Channels - The Internet and Catalogs. The Company plans to expand its existing catalog operation. The catalog will be expanded and used in carefully selected direct mailing campaigns so as to develop a customer base that complements the Company's existing market locations and develops brand recognition in markets the Company does not currently have retail cookware stores. The Company has an existing web site which generates a modest volume of transactions. This electronic commerce vehicle will be expanded to capture that segment of the growing market that is comfortable with, or prefers, purchasing products on the internet. The Company will use a variety of marketing strategies designed to increase brand recognition and awareness of the web site. This effort is an important component of the brand identity strategy.

         Operating efficiencies. The Company believes that it can achieve greater operating efficiencies as it expands and acquires cookware chains, new stores, and franchised locations. Such operating efficiencies include:

         o Combining Administrative Functions. The Company plans to institute a Company-wide management information system and to combine administrative functions, such as financial reporting and finance, insurance, employee benefits, and legal support, at the corporate level.

         o Implementing System and Technology Improvements. The Company believes it will be able to increase the operating margin of existing stores and acquired companies by using computerized inventory management and order processing systems, computerized quotation and job costing systems and computerized logistics and distribution systems. The Company believes the implementation of such systems may significantly increase the speed and accuracy of order processing at acquired companies, while increasing inventory turns and providing measurement and analysis tools that facilitate efficient operation.

         o Using Volume Purchasing. The Company believes that if it is successful in expanding its operations and acquiring more stores, then the Company can achieve operating efficiencies through volume purchasing and may benefit from favorable prices and rebates accruing as the result of high volume purchases. The Company plans to negotiate improved arrangements with wholesalers and manufacturers to reduce inventory levels of certain acquired companies, thereby allowing more efficient operations by decreasing inventory holding costs and increasing operating margins. The Company believes that if it increases the size and scale of its consolidated enterprises then it will be able to negotiate improved terms and performance of delivery vehicles, long distance voice and data services, overnight delivery services, real estate services, banking and financial services, and insurance.

         As a part of the management agreements signed between the Company and DDG Management Services Corp. and Deltennium Consulting, Inc., these entities have agreed to assume oversight responsibility for the development and execution of the corporate strategy defined in this Prospectus. In addition to his normal duties as Chairman of the Board of the Company, Mr. Czarnecki is the person primarily responsible for overseeing and coordinating the key functions of strategy formulation, mergers and acquisitions, general expansion efforts and financial markets support. Mr. Czarnecki has also agreed to coordinate the activities of the DDG Management Services Corp. and Deltennium Consulting organizations in the furtherance of their responsibilities under the management agreements as they relate to the Company's operations. See "Certain Relationships and Related Party Transactions."

Reorganization of Predecessor

         The Company is the successor entity to the Predecessor Entity, which filed for bankruptcy in November 1997 and operated under bankruptcy protection during the first half of 1998. The Predecessor Entity began as a family business operating a chain of bookstores and eventually cookware stores as well. The various operations were consolidated in a corporate entity under the name Gaylord Companies, Inc. in July 1994. In October 1995, the Predecessor Entity effected a public offering of its common stock. Although the Predecessor Entity had expected to raise approximately $4 million to $5 million in that offering to finance the expansion of its operations, net proceeds to the Predecessor Entity totaled approximately $2 million. Management believes that the failure to secure an appropriate level of capital, along with competitive pressures from larger competitors and increased operating expenses resulted in the bankruptcy.

         The Company formerly operated under the name The Gaylord Companies, Inc., which was reorganized in a Chapter 11 bankruptcy which was completed on August 7, 1998 (the "Effective Date"). In the Reorganization, the Company sold its bookstore operations, closed two cookware stores, and brought in its current management and was renamed Home Retail Holdings, Inc. On September 15, 1998, the Company changed its name from Home Retail Holdings, Inc. to Rolling Pin Kitchen Emporium, Inc.

Acquisition of Aropi

         In August 1998, the Company acquired Aropi for $1.3 million in cash and two notes for $250,000 each convertible into Common Stock and $1.3 million applied to certain indebtedness. Under the purchase agreement, the Company agreed to secure one of the $250,000 convertible promissory notes pursuant to a letter of credit in the amount of $250,000. The letter of credit was not delivered. Pursuant to a letter agreement between the Company and Mr. Kaas, the Company agreed that instead of providing the letter of credit, Mr. Kaas will receive an aggregate of $100,000 payable over a 12 month period. The entire amount remaining under the letter agreement will be accelerated and become due and payable upon the consummation of the Offering. The Company has also agreed to make a good faith effort to deliver to Mr. Kaas a letter of credit in the amount of $150,000 to secure a convertible promissory note in the amount of $250,000. Aropi owned and operated 15 cookware stores in eight states and 21 franchised stores in nine states. See "Certain Relationships and Related Party Transactions."

         Aropi was founded in 1978 as Rolling Pin Kitchen Emporium, a sole proprietorship, by members of Mr. Kaas' family. In 1981, Rolling Pin Kitchen Emporium incorporated in the State of Iowa under the name "Aropi, Incorporated." Aropi's stores offer on average 4,000 stock-keeping-units ("SKUs"), which are marketed to consumers with a keen interest in cooking and feature categories that include cookware, cutlery, bakeware, books, food, and associated accessories and gadgets. Aropi distinguishes itself from competition by broader and deeper product offerings and a product mix that it believes is continuously revised and revitalized. Aropi's stores, doing business under the name Rolling Pin Kitchen Emporium, occupy primary locations in mid- and upper-scale malls enjoying the status as a destination center as well as sales to convenience and impulse buyers throughout the year, particularly during the fourth quarter in correlation with the holiday season.

         Mr. Kaas is the President, Chief Executive Officer and a director of the Company and, following the Offering, he will own approximately 2% of the Common Stock with options to acquire an additional 5,000 shares of Common Stock received in connection with the acquisition of Aropi.

Discontinued Operations

         In the Reorganization, the Company sold six bookstores and closed two cookware stores which were unprofitable and could not be restructured through the reorganization process to become cost effective.

Properties

         The Company leases all of its cookware stores. The Company-owned cookware stores are located in the following markets:

         Riverchase Galleria, Birmingham, Alabama
         Aventura Mall, Aventura, Florida
         Gulf View Square, Port Richey, Florida
         Cumberland Mall, Atlanta, Georgia
         Northlake Mall, Atlanta, Georgia
         Phipps Plaza, Atlanta, Georgia
         Gwinnett Place Mall, Duluth, Georgia
         Town Center at Cobb, Kennesaw, Georgia
         Fayette Mall, Lexington, Kentucky
         The Mall at Cortana, Baton Rouge, Louisiana
         Lakeside Shopping Center, Metairie, Louisiana
         Lane Avenue Shopping Center, Columbus, Ohio
         Summit Mall Shopping Center, Akron, Ohio
         Worthington Mall, Worthington, Ohio
         The Mall at Fairfield Commons, Beavercreek, Ohio
         Haywood Mall, Greenville, South Carolina
         2100 Hamilton Place Blvd., Chattanooga, Tennessee
         Cool Springs Galleria, Franklin, Tennessee
         Regency Square Mall, Richmond, Virginia

         The Company's corporate headquarters is located at 4264 Winters Chapel Road, Building B Atlanta, Georgia 30360.

         The Company leases tend to be in locations that are considered mid- to upper-end shopping malls and would also be characterized as both destination and convenience driven. A majority of the Company's leases have a term of ten years. The Company believes that its current facilities are adequate for the foreseeable future and that alternate facilities are readily available.

Trademarks

         The Company has been granted registered trademarks for each of "The Cookstore" and "Rolling Pin Kitchen Emporium" with the United States Patent and Trademark Office.

Employees

         As of August 1998, the Company had approximately 188 part-time employees and approximately 34 full-time employees, of whom 34 were in managerial positions and 188 were in sales positions. The Company believes that the success of its business will depend, in part, on its ability to attract and retain qualified personnel. The Company's employees are not covered by a collective bargaining agreement, and the Company considers its relations with its employees to be good.

Legal Proceedings

         The Company is involved in various legal actions arising in the ordinary course of business. The Company believes that none of these actions will have a material adverse effect on its business, financial condition or results of operations. The Predecessor Entity emerged from bankruptcy on August 7, 1998.

                                   MANAGEMENT

Executive Officers, Directors and Key Employees

         The following table sets forth information concerning the executive officers and directors of the Company:

NAME                          AGE             POSITION                                               SINCE
----                          ---             --------                                               -----
Glenn Kaas                    40              President, Chief Executive Officer and                 1998
                                                 Director
Gerald Czarnecki(1)           58              Chairman of the Board of Directors                     1998
Greg Dukoff                   34              Secretary, Interim Chief Financial Officer             1998
                                                 and Director
John Critser                  43              Vice President, Operations                             1998
David Danovitch(2)            36              Director                                               1998
Donald Jackson(1)             47              Director                                               1998
George Lucaci(2)              47              Director                                               1998
Thomas Tuttle (2)             31              Director                                               1998

-----------------

(1)  Member of Compensation Committee.

(2)  Member of Audit Committee.

         Glenn Kaas has been the President and Chief Executive Officer of the Company since August 1998. He has also been a director of the Company since August 1998. From September 1989 to August 1998, Mr. Kaas was the President, Chief Executive Officer and a director of Aropi. From 1985 to 1989, Mr. Kaas was the Vice President of Aropi. From 1982 to 1985, he was the sole owner of two franchised Rolling Pin stores. Mr. Kaas received a Bachelor of Science and Pharmacology from the University of Illinois Medical School in 1980.

         Gerald Czarnecki has been Chairman of the Board of Directors of the Company since August 1998. Since December 1995, Mr. Czarnecki has been the Chairman and Chief Executive Officer of the Deltennium Group, Inc., a private investment and management company. From September 1994 to November 1995, Mr. Czarnecki was President and Chief Operating Officer of UNC Incorporated, an aviation manufacturing and services company. From April 1993 to May 1994, he was Senior Vice President of International Business Machines Corporation. From 1988 to April 1993, Mr. Czarnecki was part of an investor group, with specific responsibility for overseeing the affairs of HonFed Savings Bank, a bank located in Hawaii.

         Greg Dukoff has been the Secretary of the Company since 1998. Since May 1998, he has also been the Administrator of the Predecessor Entity, The Cookstore, Inc., and The Cookstore Worthington, Inc. Since March 1998, he has been a Principal of CH Equity Partners, L.P., a private equity partnership. From 1996 to 1997, Mr. Dukoff was Vice President and Head of Managed Funds with ABN AMRO Bank N.V., an investment bank. From 1994 to 1996, Mr. Dukoff was a First Vice President and Director of Managed Funds with Prudential Securities Incorporated, an investment bank. Mr. Dukoff was an officer of Home Retail Acquisition Corp. from its inception until it was merged into the Predecessor Entity.

         John Critser has been the Vice President of Operations of the Company since September 1998. Between July 1994 and August 1998, Mr. Critser was a director, President and Chief Operating Officer of the Gaylord Companies, Inc. and was President and Chief Operating Officer of each of the Gaylord subsidiaries since November 1993. Prior to joining Gaylord in July 1993, Mr. Critser held various positions including Vice President of Store Operations with Eckerd Vision Group, a division of the Eckerd Corporation.

         David Danovitch has been a director of the Company since May 1998 and interim Chief Financial Officer since August 1998. Since October 1997, Mr. Danovitch has been a Managing Director of Cambridge Holdings, L.L.C., an investment firm. From 1994 to 1997, he was a principal of Snowden Capital, Inc., a New York City-based investment banking and direct investment firm. From 1993 to 1994, he served as the chief of staff to the Senior Vice President at International Business Machines Corporation. Between 1990 and 1993, Mr. Danovitch was an attorney with the law firm of Jones, Day, Reavis & Pogue.

         Donald Jackson has been a director of the Company since August 1998. Mr. Jackson is the Chief Operating Officer of Cambridge Holdings, L.L.C., an investment firm. From February 1995 to June 1997, he was a founder and the President of RiverBank Securities, a small broker-dealer firm. From September 1991 to February 1995, Mr. Jackson was Vice President and Investment Manager for DelCal Enterprises, Inc., a money management firm. From 1990 to 1991, he was Vice President of Institutional Sales, with Nomura Securities International, Inc.

         George Lucaci has been a director of the Company since August 1998. Mr. Lucaci has been Vice Chairman and Chief Executive Officer of Cambridge Holdings, L.L.C., an investment firm, since June 1995. From October 1992 to June 1995, he was the Managing Director of Normandy Asset Management, a private international investor group.

         Thomas Tuttle has been a director of the Company since August 1998. Since 1995, he has been the President of GEM Investment Advisors, Inc., an investment advisory firm. Prior to 1995, Mr. Tuttle held various positions with Morgan Stanley & Co., an investment banking firm, and McKinsey & Co., a management consulting firm.

         Following the Offering, the Company intends to retain a Chief Financial Officer with public company experience. The Company is actively seeking to fill such position.

Director Compensation

         Upon consummation of the Offering, directors who are not employees of the Company will receive $1,000 per year for services rendered as a director and $500 for attending each meeting of the Board of Directors or one of its Committees. Directors who provide active, continuous support for the Company's goals and objectives in addition to serving as directors will also be compensated with stock options. In addition, directors may be reimbursed for certain expenses incurred in connection with attendance at any meeting of the Board of Directors or Committees. Other than reimbursement of expenses, directors who are employees of the Company receive no additional compensation for service as a director.

         Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Executive Compensation

         The following table sets forth total compensation for the Chief Executive Officer of the Company for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------

                                           Annual Compensation                          Long-Term Compensation
------------------------------------------------------------------------------------------------------------------------

                                                                                      Awards
Name and                                                           Other            Securities           All Other
Principal                                                         Annual            Underlying         Compensation
Position           Year        Salary($)     Bonus($)          Compensation        Options (#)              ($)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Glenn Kaas,        1997        68,000(1)          ---               ---                ---                  ---
President and
Chief Executive
Officer
------------------------------------------------------------------------------------------------------------------------
                   1996        69,000(1)          ---               ---                ---                  ---
------------------------------------------------------------------------------------------------------------------------
                   1995           ---             ---               ---                ---                  ---
------------------------------------------------------------------------------------------------------------------------

---------------
(1)  Reflects compensation paid by Aropi.



Stock Option Grants

         The following table sets forth information concerning the grant of stock options made during 1998 to the Chief Executive Officer:

Name                                Number of         Percent of Total
                                    Securities       Options Granted to
                                Underlying Options      Employees in
Name                                 Granted             Fiscal Year         Price Per Share       Expiration Date
----                                 -------             -----------         ---------------       ---------------
Glenn Kaas(1)                          5,000                100%                 $6.00            August 20, 2000

---------------
(1) The options were granted as part of the purchase price for the acquisition of Aropi. The option is exercisable immediately.

1998 Equity Incentive Plan

         The Company adopted the Incentive Plan on July 10, 1998, in connection with the Reorganization.

         The Incentive Plan is designed to advance the interests of the Company by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of Common Stock. The Incentive Plan provides for the grant of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, unrestricted stock, deferred stock grants, and performance awards, loans to participants in connection with awards, supplemental grants and combinations of the above. A total of 180,000 shares of Common Stock are reserved for issuance under the Incentive Plan. The maximum number of shares as to which options or SARs may be granted to any participant in any one calendar year is 80,000. The shares of Common Stock issuable under the Incentive Plan are subject to adjustment for stock dividends and similar events. Awards under the Incentive Plan may also include provision for payment of dividend equivalents with respect to the shares subject to the award.

         The Incentive Plan is administered by the Option Committee of the Board of Directors (the "Option Committee"). The Option Committee shall consist of at least two directors. If the Common Stock is registered under the Exchange Act, all members of the Option Committee shall be "outside directors" as defined. Each employee of the Company or any of its subsidiaries and other persons or entities (including non-employee directors of the Company or any of its subsidiaries) who, in the opinion of the Option Committee, are in a position to make a significant contribution to the success of the Company or any of its subsidiaries are eligible to participate in the Incentive Plan.

         No determination has been made (i) as to which individuals may in the future receive options or rights under the Incentive Plan, (ii) as to the number of shares to be covered by any such options or rights granted to any single individual, or (iii) as to the number of individuals to whom such options or rights will be granted. The proceeds received by the Company from the sale of stock pursuant to the Incentive Plan will be used for its general purposes, or in the case of the receipt of payment in shares of Common Stock, as the Board of Directors may determine, including redelivery of the shares received upon exercise of options.

         Stock Options. The exercise price of an ISO granted under the Incentive Plan may not be less than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common Stock at the time of grant. The term of each option may be set by the Option Committee but cannot exceed ten years from the date of grant (five years from the date of grant in the case of an ISO granted to a 10% shareholder), and each option will be exercisable at such time or times as the Option Committee specifies.

         Stock Appreciation Rights. SARs may be granted in tandem with, or independently of, stock options. Each SAR entitles the participant, in general, to receive upon exercise the excess of the fair market value of the shares in cash or Common Stock at the date of exercise over the fair market value of the shares on the date the SAR was granted. The Option Committee may grant SARs which provide that following a change in control of the Company, as determined by the Option Committee, the holder of such right will be entitled to receive an amount measured by specified values or averages of values prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option or the SAR is exercised, the accompanying option or SAR, as the case may be, will cease to be exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of Common Stock subject to the option exceeds the exercise price of such option. SARs not granted in tandem shall be exercisable at such time, and on such conditions, as the Option Committee may specify.

         Restricted Stock. The Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture. Awards may provide for acquisition of restricted and unrestricted Common Stock for a purchase price specified by the Option Committee, but in no event less than par value. Restricted Common Stock is subject to repurchase at the original purchase price, or to forfeiture if no cash was paid by the participant, if the participant ceases to be an employee of the Company before the restrictions lapse. Restricted securities shall become freely transferable upon the passage of any applicable period of time and satisfaction of any conditions to vesting. The Option Committee, in its sole discretion, may waive all or part of the restrictions and conditions at any time.

         The Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times, and on such conditions, as the Option Committee may specify. Performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Option Committee may also be granted. Performance conditions and provisions for deferred stock may also be attached to other awards under the Incentive Plan.

         A loan may be made under the Incentive Plan either in connection with the purchase of Common Stock under an award or with the payment of any federal, state and local tax with respect to income recognized as a result of an award. The Option Committee will determine the terms of any loan, including the interest rate (which may be zero). No loan may have a term exceeding ten years in duration. In connection with any award, the Option Committee may also provide for and grant a cash award to offset federal, state and local income taxes or to make a participant whole for certain taxes.

         Except as otherwise provided by the Option Committee, if a participant dies, options and SARs held by such participant immediately prior to death, to the extent then exercisable, may be exercised by the participant's executor, administrator or transferee for a period of one year following such death (or for the remainder of their original term, if less). Except as otherwise determined by the Option Committee, options and SARs not exercisable at a participant's death terminate at death. Outstanding awards of restricted Common Stock must be transferred to the Company upon a participant's death and, similarly, deferred Common Stock grants, performance awards and supplemental awards to which a participant was not irrevocably entitled prior to death will be forfeited, except as otherwise determined by the Option Committee.

         In the case of termination of a participant's association with the Company for reasons other than death, the following will apply: (i) options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); (ii) shares of restricted Common Stock must be resold to the Company; and (iii) other awards to which the participant was not irrevocably entitled prior to termination will be forfeited, unless otherwise determined by the Option Committee. If any such association is terminated due to the participant's discharge for cause which, in the opinion of the Option Committee, casts such discredit on the participant as to justify immediate termination of any award under the Incentive Plan, such participant's options and SARs may be terminated immediately.

         In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all of the Company's assets, the Option Committee may determine that (i) each outstanding option and SAR will become immediately exercisable unless otherwise provided at the time of grant, (ii) each outstanding share of restricted Common Stock will immediately become free of all restrictions and conditions, (iii) all conditions on deferred grants, performance awards and supplemental grants which relate only to the passage of time and continued employment will be removed, and (iv) all loans under the Incentive Plan will be forgiven. The Option Committee may also arrange to have the surviving or acquiring corporation or affiliate assume any award held by a participant or grant a replacement award. If the optionee is terminated after a change in control without cause, or in the case of certain officers designated from time to time by the Option Committee resigns under certain circumstances, within two years following the change in control, all unvested options will immediately become fully vested, all options will be exercisable for the shorter of four years or their original duration, and all other awards will immediately become fully vested. If the Option Committee makes no such determination, outstanding awards to the extent not fully vested will be forfeited.

Employment Agreements

         Mr. Kaas, the Chief Executive Officer of the Company, has entered into an employment agreement with the Company providing for an annual base salary of $105,000 for the first 12 month period, $115,500 for the second 12 month period, and $127,050 for the third 12 month period. This agreement has a term of three years and contains a covenant not to compete (the "Covenant") with the Company for a period of one year immediately following termination of employment. Under this Covenant, Mr. Kaas is prohibited from, directly or indirectly: (i) engaging in, being employed by, or participating in the operation or management of any business which competes with the Company; (ii) being a stockholder of any corporation or partner of any partnership, or as an owner, investor, principal or agent, or in any other manner, engage in any business which competes within ten miles of any Company cookware store open as of the termination of the employment agreement; or (iii) soliciting, inducing, influencing or attempting to influence or causing any business, firm or corporation which directly competes with the Company to solicit, induce, influence or attempt to influence, the employment of a key employee of the Company.

Indemnification of Officers and Directors

         The Company, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, indemnifies, and advances expenses to, any and all persons who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section (including without limitation attorneys fees and expenses). The indemnification provided by the Company is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any person seeking indemnification by the Company is deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.

         If the Delaware General Corporation Law is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any amendment, repeal or modification of such provision shall be prospective only and shall not adversely affect any right or protection of any of our directors existing at the time of such amendment, repeal or modification.

         Additionally, it is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The Company believes that the transactions set forth below were made on terms no less favorable to it than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

The Home Retail Acquisition Corp. ("HRAC") Junior Participation; the Merger Agreement

         In March 1998, the Company and Cambridge Holdings, L.L.C. ("Cambridge") entered into a Term Sheet that provided for the sale of the Company and its subsidiaries as going concerns to Cambridge. The Term Sheet originally envisioned that Greenfield, would remain a lender to the Company through the Effective Date and that Cambridge would provide advisory services to the Company pursuant to an Advisory Agreement. However, it became apparent to the Company and to Cambridge that it was in the best interests of the Company for Greenfield to be paid out of its loan facility with respect to the Company prior to the Effective Date and for HRAC, an affiliate of Cambridge, to assume a more active advisory role in our business and perform in place of Cambridge under the Advisory Agreement. As a result, HRAC arranged for Fremont, to provide a loan facility, the proceeds of which were used to repay Greenfield. The Advisory Agreement was amended pursuant to a Stipulation and Order entered by the Court on April 27, 1998. In order to insure that the Fremont financing was sufficient in amount to (i) repay Greenfield in full, and (ii) provide the Company with sufficient working capital, the Court authorized HRAC to purchase participation interests in the Fremont financing. As a result, HRAC purchased the HRAC Junior Tranche, in the amount of $310,000.

         Pursuant to the Plan of Reorganization, on the Effective Date, HRAC merged with and into the Predecessor Entity with the Predecessor Entity being the surviving corporation and simultaneously changing its name to Home Retail Holdings, Inc. In consideration for the contribution of HRAC and the merger of HRAC with the Company, and in complete satisfaction of the HRAC Junior Tranche, and any amounts owed to HRAC prior to the confirmation date under the HRAC Advisory Agreement, on the Effective Date the stockholders of HRAC received 1,383,691 shares of Common Stock. In addition, the Company assumed all of the liabilities of HRAC.

The Reorganization

         Pursuant to the Plan of Reorganization, the Company issued: (i) 1,522,041 shares of Common Stock, of which 1,383,691 shares were issued to the shareholders of HRAC and 138,350 were issued to other creditors with unsecured claims against the Predecessor Entity; (ii) 85,777 shares of Class B Common Stock to the holders of the Predecessor Entity's common stock; (iii) 69,174 shares of Class B Common Stock to the holders of the Predecessor Entity's preferred stock; (iv) 52,573 New Warrants; (v) 92,595 Bidco Warrants; and (vi) 29,261 Individual Warrants. These shares and warrants were issued pursuant to
Section 1145(a) of the Bankruptcy Code which exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if: (i) the securities are offered and sold under a plan of reorganization; (ii) the securities offered are these of the debtor or an affiliate of the debtor participating in a joint plan or of a successor to the debtor under the plan; and (iii) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor, or principally in such exchange and partly for cash or property. The Company believes that it satisfied all of the requirements of Section 1145(a) and as a result the securities and warrants issued pursuant to the Plan of Reorganization were exempt from registration under the Securities Act and state securities laws.

Other Transactions

         Greg E. Dukoff is currently the Secretary, interim Chief Financial Officer and a director of the Company. Mr. Dukoff is being compensated at a rate of $8,333 per month for financial and administrative services rendered as an independent consultant. It is anticipated that such consultancy will continue consistent with the Company's needs. Mr. Dukoff was President and a director of HRAC.

         In connection with the acquisition of Aropi, the Company granted Mr. Kaas an option to purchase 5,000 shares of Common Stock at the price per share equal to the public offering price. This option invested immediately. In addition to his employment agreement, Mr. Kaas will receive $125,000 paid in equal monthly payments of approximately $10,417 per month for a period of 12 months commencing 60 days after the closing of the acquisition. In addition, pursuant to a letter agreement between the Company and Mr. Kaas, the Company will also pay Mr. Kaas the aggregate amount of $100,000 on a monthly basis over a period of 12 months commencing 60 days after the closing of the acquisition. The entire amount remaining under the letter agreement will be accelerated and become due and payable upon the consummation of the Offering. The Company has also agreed to make a good faith effort to deliver to Mr. Kaas a letter of credit in the amount of $150,000 to secure a convertible promissory note in the amount of $250,000.

         In August 1998, the Company entered into an agreement to lease its executive offices from Glenn Kaas, the President, Chief Executive Officer and a director of the Company. The annual rental to be paid by the Company will equal $65,000 per year for the first 18 months of the lease, at which time the base rental will be adjusted by calculating the change in the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for the United States City Average, All Items ("CPI"), from the commencement date of the lease and as of the twelfth month of the lease and adding that percentage to the percentage arrived at by calculating the change in the CPI from the thirteenth month and as of the eighteenth month of the lease. The base rental for the remaining term of the lease will be adjusted by the sum of these two percentages. The lease commences on September 1, 1998 and terminates two and one half years from the commencement date.

         Pursuant to a demand note, Amelar Investments, L.L.C., TJQL Investments, LLC, Deltennium Group, Inc., and Sina Kinay, collectively, loaned $30,000 to the HRAC on June 12, 1998 with a monthly interest rate of 10.5%. This demand note was later amended to be held by DDG Management Services Corp. on behalf of the aforementioned parties.

Control by Certain Directors

         Cambridge, its affiliates, and related persons currently own an aggregate of approximately 40% of the Common Stock, 22% after this Offering, and all but two of the Company's directors are principals of or are affiliated with Cambridge. As a result, Cambridge will be in a position to exercise significant influence over the Company and the election of its directors and otherwise essentially control the outcome of all matters requiring stockholder approval.

         In August 1998, the Company has entered into a management agreement with Deltennium Consulting, Inc., a Delaware corporation ("Deltennium Consulting"), to provide services in connection with the operations of the Company for the lessor of three years from the Effective Date or until the Company has sustained a market capitalization of at least $150 million for at least three months. Under the management agreement Deltennium Consulting receives $60,000 per year for such services. Gerald Czarnecki, the Chairman of the Board of Directors of the Company, is also the Chairman and Chief Executive Officer of Deltennium Consulting.

         Global Strategic Holdings, Ltd. currently owns an aggregate of approximately 40% of the Common Stock, 22% after this Offering. Thomas Tuttle, a director of the Company, is the investment advisor to Global Strategic Holdings, Ltd. and as such will be in a position to exercise significant influence over the Company and the election of its directors and otherwise essentially control the outcome of all matters requiring stockholder approval.

Advisory Agreement

         Pursuant to the Plan of Reorganization, HRAC entered into an advisory agreement with the Company which terminated on the Effective Date of the Reorganization. DDG Management Services Corp. currently has an advisory agreement with the Company to provide management services for the lesser of three years from the Effective Date or until the Company has sustained a market capitalization of at least $150 million for at least three months. Under the advisory agreement, DDG Management Services Corp. receives $20,000 per month, with payments to accrue until such time as the Company raises $4 million in a public or private equity offering, after which all amounts that have accrued shall be paid and future payments shall be made monthly. David Danovitch, a director of the Company, is a director to DDG Management Services Corp. See "The Reorganization."

                             PRINCIPAL STOCKHOLDERS

         As of September 14, 1998, the Company has outstanding 1,522,041 shares of Common Stock held by 345 holders of record. The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of September 14, 1998, by (i) each of the Company's directors and executive officers, (ii) each person who beneficially owns more than 5% of the outstanding shares of Common Stock, and (iii) all of the Company's directors and executive officers as a group.


                                                                                       Percentage Owned
                                                                                 ----------------------------
                     Name and Address                                               Before            After
                  of Beneficial Owner(1)                          Shares           Offering         Offering
                  ----------------------                          ------           --------         --------
Gerald Czarnecki(2) .....................................          100,830              6.6%            3.5%
Glenn Kaas(3)............................................            5,000               *               *
Greg Dukoff(4) ..........................................           73,813              4.8%            2.6%
John Critser.............................................            8,937               *               *
David Danovitch(5).......................................          132,627              8.7%            4.6%
Donald Jackson(6)........................................          132,627              8.7%            4.6%
George Lucaci(7).........................................          132,627              8.7%            4.6%
Thomas Tuttle(8).........................................          605,362             39.7%           21.0%
Global Strategic Holdings, Ltd...........................          605,362             39.7%           21.0%
Amelar Investments, LLC..................................          132,627              8.7%            4.6%
Alemer Productions, LLC..................................          132,627              8.7%            4.6%
TJQL Investments, LLC....................................          132,627              8.7%            4.6%
Cambridge Holdings, LLC..................................          103,777              6.8%            3.6%
Deltennium Group, Inc....................................          100,830              6.6%            3.5%
Bjorn Q. Aaserod(9)......................................          172,962              4.5%            6.0%
All Directors and Executive Officers as a Group (8
  Persons) ..............................................        1,191,822             78.3%           41.3%

----------
*    Less than one percent.

(1) Unless indicated otherwise, the address of the beneficial owners is, Cambridge Holdings, L.L.C., 535 Madison Avenue, 19th Floor, New York, New York 10022.

(2) Includes 100,830 shares held by Deltennium Group, Inc. Mr. Czarnecki is the Chairman and Chief Executive Officer of Deltennium Group, Inc.

(3)  Includes 5,000 shares which may be acquired upon the exercise of options.

(4) Includes 72,063 shares held by Jamberry Lake Partners and 1,750 shares which may be acquired upon the exercise of warrants. Mr. Dukoff is a managing partner of Jamberry Lake Partners.

(5) Includes 132,627 shares held by Amelar Investments, LLC. Mr. Danovitch is a manager of Amelar Investments, LLC.

(6) Includes 132,627 shares held by TJQL Investments, LLC. Mr Jackson is a manager of TJQL Investments, LLC.

(7) Includes 132,627 shares held by Alemer Productions, LLC. Mr. Lucaci is a member of Alemer Productions, LLC.

(8) Includes 605,362 shares held by Global Strategic Holdings, Ltd. Thomas Tuttle is the investment advisor to Global Strategic Holdings, Ltd. Mr. Tuttle's address is 712 5th Avenue, 7th Floor, New York, New York 10019.

(9) Includes 103,777 shares held by Cambridge Holdings, L.L.C. Bjorn Aaserod the Chairman of Cambridge Holdings, L.L.C.

                              SELLING STOCKHOLDERS

         The following sets forth information, as of September 14, 1998 concerning the Shares being registered hereunder by the Selling Stockholders. The shares held by the Selling Stockholders were acquired by them as creditors, pursuant to the Plan of Reorganization. The Company is registering all of the shares of Common Stock acquired by the Selling Stockholders in connection with said transactions pursuant to the Plan of Reorganization.

                                                                                                Shares Owned
                                                                                               After Offering
                                                                                      ------------------------------
                                       Shares Owned Before         Shares Being
  Name of Selling Stockholder(1)            Offering                Registered            Number        Percent(2)
  ------------------------------            --------                ----------            ------        ----------

AFLAC
Airnet Systems, Inc.
Alexander Hamilton Institute
America's Amish Country
American Business Forms, Inc.
American Electric Power
American Italian Moving
Ameritech
Ameritech Mobile Communication
Bolton Flying Service
Buckeye Printing and Mailing
C&P Vending, Inc.
Cadmus
Calendar Models of America
Cardinal Imaging
Carlisle Patchen & Murphy
Century Graphics
Ceridian Employer Services
Cincinnati Bell
Cleveland Magazine
Cobraserve National Service
Columbus Alive
Columbus Dispatch
Columbus Gas
Columbus Sports Publication
Columbus Time Recorder
Computer Group Printing
Continental Stock Transfer & Trust
   Company
Crystal Streams
Daycoa, Inc.
Depository Trust Company
Doral
Dynamex
Eden Toys
Elizabeth Guild
Fasteners for Retail, Inc.
Federal Express Corp.
Flex One
Frontier Telemanagement, Inc.
G-Man Graphic Design

                                                                                                Shares Owned
                                                                                               After Offering
                                                                                      ------------------------------
                                       Shares Owned Before         Shares Being
  Name of Selling Stockholder(1)            Offering                Registered            Number        Percent(2)
  ------------------------------            --------                ----------            ------        ----------
Garborg's Heart 'N Home
Gordon Flesch Company
Great Lakes Booksellers Association
Greenbook
Greyden Press
Hamco Cincinnati Co.
Innovative Cooking Ent.
Insiders' Publishing, Inc.
J.W. Cleary Company
John E. Sestina & Co.
John Gaylord
K&B Printing
Kinko's
Lane & Mittendorf
Lawpack
Leveck Lighting Products
Lexis Document Services
Liebert, Robert A.
Smith, Craig A.
Long's Commercial Art
Lucent Technologies
M&I First National Leasing Corp.
Mad Hungarian
Madison Leasing Co.
Margaret S. Vickers
Martha Wheeler
Masada Security
Metropolitan Armored Car
Michael Citrin
Midcom Communications, Inc.
One Game Season
Pitney Bowes
Pitney Bowes Credit Corp.
Pleasure Guild of Children's
Pony Express Courier Corp.
Progressive Business
Ralph C. Liebert Family Trust No. 2
Smith, Craig A.
Ralph C. Liebert Family Trust No. 2
Smith, Craig A.
Reliable Office Supply
Reynolds & Reynolds
RGIS
Rose Products & Services, Inc.
Safeguard Bus. Systems
SDL, Inc.
Service Transport
Signature Sports
Sir Speedy Printing
SMZ
Squire Boone
Squire Sanders & Dempsey

                                                                                                Shares Owned
                                                                                               After Offering
                                                                                      ------------------------------
                                       Shares Owned Before         Shares Being
  Name of Selling Stockholder(1)            Offering                Registered            Number        Percent(2)
  ------------------------------            --------                ----------            ------        ----------
Staples
Suburban News Publications
T-Shirt Alert
Teachers Ins. and Annuity
The General Insurance Agency
Thomson Central Ohio
U.S. Postal Service
U.S. Dairy Company
United Financial Publishers
United Parcel Service
Victory Postcards
Viserv, Inc.
Washington Subscription
Waste Management of Columbus, Ohio
Wells Fargo Armored Service
3-A Mobile Lock 24 Hour Service
8700 Simon Debartolo Group
9750 Debartolo Capital
ABCO Distribution, Inc.
Acrylic Plastic Products
Akron Beacon Journal
All-Clad Metalcrafters
Alpine West
American Leather Products
Anchor Hocking
APA Transport Corp.
Arccon Investments, Inc.
Aspen Mulling Spices
Auto-Tech Fire Systems
B. Via Int'l Housewares
Better Living & Savings
BIA Cordon Bleu, Inc.
Boone County Fiscal Court
Bortner & Bortner, Ltd.
Briel America, Inc.
Bristol Publishing Enterprises
Brita (U.S.A) Inc.
Browne & Co. Ltd.
Buckeye Beans & Herbs, Inc.
Bureua of Workers' Compensation
Calphalon Corporation
Catamount Glassware, Inc.
CBV, Inc.
CF Motorfreight
Charcoal Companion, Inc.
Cherchies, Ltd.
Chronicle Books
Cincinnati Enquirer
Clay Critters, Inc.
Claybakers
Clear Solutions, Inc.
CM Products, Inc.
Coloney Glass

                                                                                                Shares Owned
                                                                                               After Offering
                                                                                      ------------------------------
                                       Shares Owned Before         Shares Being
  Name of Selling Stockholder(1)            Offering                Registered            Number        Percent(2)
  ------------------------------            --------                ----------            ------        ----------
Community Press
Conair Corporation, Inc.
Consolidated Freightways
CR Gibson Company
Crinklaw Farms
Custom Companies
Cuthbertson Imports, Inc.
D & J Masterclean, Inc.
Dacus, Inc.
DeBartolo Capitol Partnership
Delta Heating & Cooling, Inc.
Design Ideas
Design Imports Ltd.
Design Imports, India
Dextille International
Doral Packaging
E. Mishan & Sons
East Hampton Industries
Edgecraft Corporation
El Paso Chile Co.
Emile Henry USA Corp.
Eucalyptus Stoneware
Faraway Farm
Flavorbank Company, Inc.
Foley Marters Company
Fox Run Craftsmen
Franklin County Treasurer
Gems By Rochelle
General Growth Management
General Housewares Corp.
Genin Trudeau & Co. Ltd.
Glenn Earle's Glass, Inc.
Goldrush Products
Grant-Howard Associates
H. George Caspari, Inc.
HA Mack & Company, Inc.
Haddon House
Harold Import Company
Hartin International
Hill Design, Inc.
Himark Enterprises, Inc.
Hindostone Products, Inc.
IM Press
Indiana Department of Revenue
Indianapolis County Treasurer
Indianapolis Newspaper
Indianapolis Water Co.

(1) Based upon 1,522,041 shares, which reflect the shares of Common Stock outstanding on September 14, 1998.

                            DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock, par value $0.01 per share (referred to as "Common Stock"), 155,000 shares of Class B Restricted Common Stock, par value $0.01 per share (the "Class B Common Stock"), and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

         The following summary of certain terms of Company's capital stock describes material provisions of, but does not purport to be complete and is subject to and qualified in its entirety by, our Restated and Amended Certificate of Incorporation, Bylaws and the Delaware General Corporation Law.

Common Stock

         The Common Stock and Class B Common Stock have the same rights, privileges and preferences except that the Class B Common Stock (i) has no dividend or liquidation rights except as required under the Delaware General Corporation Law, and (ii) is not be transferable except by operation of law in the event of the death, bankruptcy, or liquidation of the holder thereof. Subject to prior dividend rights and sinking fund or redemption or purchase rights which may be applicable to any outstanding preferred stock, the holders of Common Stock are entitled to share ratably in such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. The holders of Common Stock are entitled to share ratably in any assets remaining after satisfaction of all prior claims upon liquidation of Company, including prior claims of any outstanding preferred stock.

         Each share of Class B Common Stock shall be automatically converted into one share of Common Stock (the "Conversion Rate") if any one of the following events occurs (each, a "Trigger Event"): (i) the closing sale price of the Common Stock for twenty (20) consecutive trading days as quoted on the Nasdaq SmallCap Market or, if such shares are not trading on the Nasdaq SmallCap Market, then on the principal market on which such shares shall then be trading for twenty (20) consecutive trading days exceeds $11.57 per share of Common Stock (the "Trigger Price"); or (ii) of a sale of all or substantially all the assets of Company, a sale of all the equity interests of Company or a merger or consolidation of Company with or into another entity in which Company is not the surviving entity pursuant to which the holders of Common Stock would receive, on a fully diluted basis after giving effect to the conversion of the Class B Common Stock and any other convertible securities, consideration which exceeds the Trigger Price, in each case subject to adjustment in the event of any stock splits or other similar events. As soon as practicable after a Trigger Event, Company shall give or cause notice to be given to each holder of Class B Common Stock that the Class B Common Stock has been converted into Common Stock, and such conversion shall be deemed to have occurred on the sooner of the date of such notice and the date of such a merger or consolidation, if any, constituting a Trigger Event. Each holder of shares of Class B Common Stock outstanding immediately prior to the date of the Trigger Event, upon surrender of the certificate or certificates representing such shares to Company, shall receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock which such holder shall be entitled to receive as provided herein. After the Trigger Event, each certificate which represented outstanding shares of Class B Common Stock, prior to such date, shall be deemed for all corporate purposes to evidence the ownership of the shares of Common Stock as provided herein. No dividend or other distribution payable with respect to the Common Stock shall be paid to any holder of any certificate representing shares of Class B Common Stock issued and outstanding immediately prior to such date until such holder surrenders such certificate for exchange. All shares of Common Stock for and into which shares of Class B Common Stock shall have been exchanged and converted shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged and converted shares. Except for such rights, the holder of certificate(s) representing shares of Class B Common Stock issued and outstanding immediately prior to such date shall have no rights with respect to such shares after such date other than to surrender such certificate for conversion. The Company shall at all times reserve a sufficient number of shares of authorized but unissued Common Stock for issuance upon conversion of the Class B Common Stock. No share of Class B Common Stock may be issued after a Trigger Event.

         There are 1,522,041 shares of Common Stock and 154,951 shares of Class B Common Stock issued and outstanding.

         The holders of Common Stock and Class B Common Stock are entitled to one vote per share on all matters to be submitted to a vote of the stock and are not entitled to cumulative voting in the election of directors, which means that the holders of the majority of the shares voting for the election of directors can elect all of the directors then standing for election by the holders of Common Stock. The holders of Common Stock and Class B Common Stock have no preemptive or other subscription rights, and shares of Common Stock and Class B Common Stock are not redeemable at the option of the holders, do not have any conversion rights, and are not subject to call. The rights, preferences and privileges of holders of Common Stock and Class B Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that the Company may designate and issue in the future or which is currently outstanding.

Preferred Stock

         The authorized but undesignated Preferred Stock may be issued from time to time in one or more designated series or classes. The Board of Directors, without approval of the stockholders, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relevant provisions that may be provided with respect to a particular series or class. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and Class B Common Stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of the Company.

         There are 310,000 shares of Convertible Series A Preferred Stock issued and outstanding.

         The holders of the Convertible Series A Preferred Stock have the right to receive dividends of 6% per annum, payable in stock or cash at the Company's discretion at the time of conversion. The investor has the right to convert the Preferred Stock into Common Stock at the lesser of (a) 80% of the five day average closing bid price for the Common Stock for the five trading days immediately preceding the conversion date, or (b) 150% of the five day average closing bid price for the Common Stock for the five trading days preceding the closing of the private placement.

Registration Rights

         Registration rights were granted in connection with the issuance of the Individual Warrants, Other Financing Warrants, Greenfield Warrants, New Bidco Warrants and Bidco Warrants. The holders of the Individual Warrants, Other Financing Warrants, Greenfield Warrants, New Bidco Warrants and Bidco Warrants, or the shares of Common Stock issued on conversion of the such warrants, have the right to unlimited incidental registrations for a period of three years from the commencement of this Offering.

Warrants

         New Warrants. Pursuant to the Plan of Reorganization, the Company granted the New Warrants for the purchase of 52,573 shares of Common Stock, exercisable at a price of $11.57 per share until January 1, 1999 and thereafter $14.40 per share, to the holders of all of the outstanding warrants of the Predecessor Entity. The New Warrants are exercisable for a period of 14 months, commencing August 12, 1998 and terminating on October 30, 1999. The New Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the New

Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. Commencing on February 1999, the Company may redeem all of the New Warrants at $0.05 per warrant, provided, that before the Company can call for redemption of the New Warrants the closing sale price of the Common Stock as quoted on the Nasdaq SmallCap Market, or if such shares are not quoted on the Nasdaq SmallCap Market, on the principal market on which such shares shall then be trading, shall have, for each of the twenty (20) consecutive trading days ending on the tenth (10th) day prior to the date on which the notice is given, equaled or exceeded $12.00 per share.

         Individual Warrants. Pursuant to the Plan of Reorganization, the Company granted the Individual Warrants for the purchase of 29,261 shares of Common Stock, exercisable at a price of $4.00 per share, to the holders of all of the individual junior tranche of the Predecessor Entity. The Individual Warrants are exercisable for a period of five-years, commencing on August 20, 1998 and terminating on June 30, 2003. The Individual Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Individual Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the Individual Warrants grant to the holder thereof certain incidental registration rights with respect to the Common Stock issuable upon the exercise of the Individual Warrants.

         Bidco Warrants. The Company has granted warrants to Bidco for the purchase 92,595 shares of Common Stock. The Bidco Warrants are exercisable at a price of $0.01 per share for a five-year period, commencing on August 12, 1998 and terminating on August 12, 2003. Bidco has the right to have 25% of the Common Stock issued upon exercise of the Bidco Warrants, sold as a part of this Offering, and any remaining portion of Common Stock sold pursuant to subsequent securities registrations. Bidco, in its sole discretion, has the right to have the Bidco Warrants redeemed by the Company at the greater of (i) $400,000, or
(ii) the difference between the purchase price of the warrants and the then current fair market value of such Common Stock; Bidco, in its sole discretion, has the right to have the Common Stock issued upon the exercise of the Bidco Warrants redeemed by the Company at the greater of (i) $400,000, or (ii) the then current fair market value of such Common Stock. Bidco's put option shall not be exercisable until the earlier of (i) thirteen (13) months following this Offering, or (ii) January 31, 2000.

         New Bidco Warrants. The Company has granted warrants to Bidco for the purchase 40,602 shares of Common Stock. The New Bidco Warrants are exercisable at a price per share equal to 165% of the public offering price for a five-year period, commencing on the effective date of this Offering and terminating on June 30, 2003. The New Bidco Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the New Bidco Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the New Bidco Warrants grant to the holder thereof certain incidental registration rights with respect to the Common Stock issuable upon the exercise of the New Bidco Warrants. Bidco, in its sole discretion, shall have the right to have the New Bidco Warrants redeemed by the Company at the greater of: (i) $165,000.00, or (ii) the difference between the purchase price and the then current fair market value; and Bidco, in its sole discretion, shall have the right to have all of the Common Stock issued upon the exercise of the New Bidco Warrants redeemed by the Company at the greater of:
(i) $165,000.00 or (ii) the then current fair market value of such Common Stock. Bidco's put option shall not be exercisable until the earlier of: (x) eighteen
(18) months following this Offering; or (y) June 30, 2000.

         Greenfield Warrants. The Company has granted warrants to Greenfield for the purchase 40,602 shares of Common Stock. The Greenfield Warrants are exercisable at a price per share equal to 165% of the public offering price for a five-year period, commencing on the effective date of this Offering and terminating on June 30, 2003. The Greenfield Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Greenfield Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the Greenfield Warrants grant to the holder thereof certain incidental registration rights with respect to the Common Stock issuable upon the exercise of the Greenfield Warrants. Greenfield, in its sole discretion, has the right to have the Greenfield Warrants, and all the Common Stock theretofore issued upon the exercise of the Greenfield Warrants, redeemed by the Company pursuant to the first put option at the greater of: (i) $125,000, or (ii) the then fair market value of such Common Stock; and pursuant to the second put option, at the greater of: (i) $25,000, or
(ii) the then fair market value of such Common Stock. Greenfield's first put option shall not be exercisable until thirteen (13) months after August 20, 1998; and the second put option shall not be exercisable until fifteen (15) months after the same date.

         Underwriters' Warrants. The Company granted warrants to the Underwriters to purchase 150,000 shares of Common Stock. The Underwriters' Warrants are exercisable at a price per share equal to 165% of the public offering price for a four-year period, commencing one year from the effective date of this Offering. The Underwriters' Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Underwriters' Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The Underwriters' Warrants grant to the holders thereof certain demand and "piggyback" registration rights with respect to the Common Stock issuable upon the exercise of the Underwriters' Warrants. See "Underwriting."

         Other Financing Warrants. The Company has granted two warrants to Michael Leonard and two warrants to William Laux for the purchase of 98,246 shares of Common Stock in the aggregate. The Other Financing Warrants are exercisable at a price per share of 165% of the public offering price. The Other Financing Warrants are exercisable for a period of five-years, commencing on August 20, 1998 and terminating on August 31, 2003. The Other Financing Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Other Financing Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the Other Financing Warrants grant to the holder thereof certain incidental registration rights with respect to the Common Stock issuable upon the exercise of the Other Financing Warrants. The holders of the Other Financing Warrants have the right to have such warrants redeemed by the Company at the greater of (i) $100,000 per warrant, or (ii) the difference between the purchase price of the warrants and the then current Common Stock. The holders also have the right to have the Common Stock issued upon the exercise of the Other Financing Warrants redeemed by the Company at the greater of (i) $100,000 per warrant, or (ii) the then current fair market value of the Common Stock.

Transfer Agent and Registrar

         Continental Stock Transfer and Trust Company is acting as transfer agent and registrar for the Company's Common Stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this Offering, the Company will have 2,883,691 outstanding shares of Common Stock (assuming no exercise of outstanding options, warrants or Underwriters' over-allotment option). Of these shares, the 1,500,000 shares sold to the public in this Offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares purchased by "affiliates" within the meaning of the Securities Act, which will be subject to the resale limitations of Rule 144. The remaining 1,383,691 shares held by existing stockholders were issued by the Company in private transactions in reliance upon one or more exemptions under the Securities Act, are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. Such restricted securities may be sold in compliance with such Rule, pursuant to registration under the Securities Act or pursuant to an exemption therefrom. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months after such one year holding period, sell in ordinary brokerage transactions or to market makers an amount of shares equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four weeks prior to the proposed sale. In addition, sales under Rule 144 may be made only through unsolicited "broker's transactions" or to a "market maker" and are subject to various other conditions. The limitation on the number of shares which may be sold under Rule 144 and the "broker's transaction" requirement do not apply to restricted securities sold for the account of a person who is not and has not been an "affiliate" (as that term is defined in the Securities Act) of the Company during the three months prior to the proposed sale and who has beneficially owned the securities for at least two years.

         Prior to the Offering, there has been no market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market prices prevailing from time to time. Sales of substantial amounts of Common Stock in the public market following this Offering could lower the market price of the Common Stock. Of the 2,883,691 shares of Common Stock to be outstanding after this Offering (assuming no exercise of outstanding options, warrants or the over-allotment option), 1,500,000 shares will be freely tradable without restriction. Upon expiration of the lock-up agreements entered into by the officers, directors and existing stockholders of the Company, an additional 1,383,691 shares will become eligible for sale 13 months from the close of this Offering, subject to the provisions of Rule 144.

         In addition, the Company intends to file a registration statement on Form S-8 with respect to the shares of Common Stock issuable upon exercise of options under the Incentive Plan. The Incentive Plan authorizes the issuance of options relating to up to 180,000 shares of Common Stock. Currently, no options have been issued under the Incentive Plan. See "Management - 1998 Equity Incentive Plan." Upon filing of such registration statement, the holders of such options may, subject to vesting requirements, exercise and sell their shares immediately without restriction, except affiliates who are subject to certain volume limitations and manner of sale requirements of Rule 144. Holders of 451,306 warrants to purchase shares are entitled to certain registration rights with respect to such shares. Upon registration, such shares may be sold in the market without limitation. See "Description of Securities -Registration Rights." Sales of such shares may decrease the market price for our Common Stock. See "Underwriting;" and "Risk Factors-Negotiated Public Offering Price of the Common Stock;" "Our Stock Price May Fluctuate Which May Affect the Value of Your Shares."

                                  UNDERWRITING

         CERTAIN PERSONS WHO PARTICIPATE IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING PURCHASES OF SHARES TO MAINTAIN THEIR MARKET PRICE OR PURCHASES TO COVER SOME OR ALL OF THE UNDERWRITERS' SHORT POSITION IN THE SHARES.

         Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Nutmeg Securities, Ltd. is acting as representative (the "Representative"), has severally agreed to purchase, the number of shares of Common Stock set forth opposite its name below. Under certain circumstances, the commitments of nondefaulting Underwriters may be increased as set forth in the Agreement Among Underwriters.


Underwriter                                                 Number of Shares
-----------                                                 ----------------

Nutmeg Securities, Ltd.

         TOTAL
                                                            =========

         The Underwriting Agreement provides that the obligations of the Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligations are such that they are committed to purchase and pay for all of the above shares of Common Stock if any are purchased. The Underwriters propose to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus.

         The Company has granted the Underwriters a 30-day over-allotment option to purchase up to 225,000 additional shares of Common Stock at the public offering price less the underwriting discount. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the shares of Common Stock offered hereby.

         The Company has also agreed to sell to the Underwriters, for nominal consideration, warrants to purchase the number of shares of Common Stock equal to 10% of the total number of shares of Common Stock sold in this Offering at a price per share equal to 165% of the public offering price. The Underwriters' Warrants will be exercisable for a period of four years commencing one year from the effective date of this Offering and will contain certain demand and "piggyback" registration rights with respect to the Common Stock issuable upon the exercise of the Underwriters' Warrants. The Underwriters' Warrants are not transferable (except to members of the syndicate and their affiliates). The exercise price and the number of shares issuable upon exercise may, under certain circumstances, be subject to adjustment pursuant to antidilution provisions.

         The Company has agreed to allow the Underwriters a commission of ten percent (10%) of the public offering price of the shares of Common Stock. Additionally, the Company will be paying the Underwriters, following the closing of this Offering, a nonaccountable expense allowance equal to three percent (3%) of the aggregate public offering price of the shares of Common Stock, less any applicable deposits.

         The Company has further agreed to indemnify the Underwriters against certain liabilities, losses and expenses, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof. The Company also has agreed to reimburse the Underwriters for certain out-of-pocket expenses incurred in connection with the Offering.

         The Underwriters have advised the Company that they do not intend to make sales to discretionary accounts.

         The Company's officers, directors and existing stockholders have agreed not to, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any of the Company's equity securities for a period of 13 months after the date of the closing of this Offering.

         In connection with this Offering certain underwriters may engage in passive market making transactions in the shares in accordance with Rule 103 of Regulation M. Further, the Underwriters' selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Shares. These transactions may include stabilization transactions permitted by Rule 104 of Regulation M, under which persons may bid for or purchase shares to stabilize the market price. The Underwriters may also create a "short position" for their own account by selling more shares in the Offering than they are committed to purchase, and in that case they may purchase shares in the open market after this Offering is completed to cover all or a part of their short position. The Representative may also cover all or a portion of their short position, up to 225,000 shares, by exercising their over-allotment option described above and on the cover of this Prospectus.

         Prior to the Offering, there has not been an active trading market for the Common Stock. Consequently, the public offering price of the Common Stock and the terms of the Underwriters' Warrants (including the exercise price) have been determined by negotiation between the Company and the Representative. Among the factors considered in such negotiations were the history of, and the prospect for, the Company's business, and assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of the Offering. The public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Common Stock will develop after the close of the Offering, or if a public market in fact develops, that such public market will be sustained, or that the Common Stock can be resold at any time at the offering or any other price.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon by Brown & Wood LLP, Washington, D.C. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Gersten, Savage, Kaplowitz & Fredericks, LLP, New York, New York.

                                     EXPERTS

         The audited consolidated financial statements included elsewhere in this Prospectus and in the Registration Statement have been audited by Feldman & Sherb Ehrlich & Co., P.C., certified public accountants, and Smith & Radigan, certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

                             ADDITIONAL INFORMATION

         The Company will be subject to the information requirements of the Exchange Act, and, in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

         The Company's Common Stock will be traded on the Nasdaq SmallCap Market. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, Washington, D.C. 20006.

         The Company intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent public accountants.

                    GAYLORD COMPANIES, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                      Page
                                                                                                      ----
Gaylord Companies, Inc.:

Independent Auditors' Report                                                                          F-3

Consolidated Balance Sheet at December 31, 1997                                                       F-4

Consolidated Statement of Operations for the years ended December 31, 1997 and 1996
                                                                                                      F-5
Consolidated Statement of Stockholders' Equity for the years ended December 31,
1997 and 1996                                                                                         F-6

Consolidated Statement of Cash Flows for the years ended December 31, 1997 and 1996                   F-7

Notes to Consolidated Financial Statements Unaudited Financial Statements
                                                                                                      F-8
Consolidated Balance Sheet at June 30, 1998 (Unaudited)                                               F-14

Consolidated Statement of Operations (Unaudited) for the six months ended June 30, 1998 and 1997
                                                                                                      F-15
Consolidated Statement of Cash Flows (Unaudited) for the six months ended June 30, 1998 and 1997
                                                                                                      F-16
Aropi Incorporated:

Independent Auditors' Report                                                                          F-17

Balance Sheet at June 30, 1998 and 1997                                                               F-18

Statement of Income for the years ended June 30, 1998 and 1997                                        F-20

Statement of Stockholders' Equity for the years ended June 30, 1998 and 1997
                                                                                                      F-21
Statement of Cash Flows for the years ended June 30, 1998 and 1997                                    F-22

Notes to Financial Statements                                                                         F-23

                                                                                                      Page
                                                                                                      ----
(Unaudited) Pro-forma Financial Statements:
------------------------------------------
Report on (Unaudited) Pro-forma Financial Statements                                                  F-28

(Unaudited) Pro-forma Condensed Consolidated Balance Sheet at June 30, 1998                           F-29

(Unaudited) Pro-forma Statement of Operations for the six months ended June 30, 1998                  F-30

(Unaudited) Pro-forma Condensed Consolidated Statement of Operations for the year ended
December 31, 1997                                                                                     F-31

Notes to (Unaudited) Pro-forma Financial Statements                                                   F-32


                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and
   Board of Directors
Gaylord Companies, Inc. (Debtor-in-possession)

                  We have audited the accompanying consolidated balance sheet of Gaylord Companies, Inc. and subsidiaries (Debtor-in-possession) as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gaylord Companies, Inc.(Debtor-in-possession) as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.


                                           /s/ FELDMAN SHERB EHRLICH & CO., P.C.
                                           -------------------------------------
                                           Feldman Sherb Ehrlich & Co., P.C.
                                           Certified Public Accountants
New York, New York
August 6, 1998

                             GAYLORD COMPANIES, INC.
                             (DEBTOR-IN-POSSESSION)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1997


                                                ASSETS

CURRENT ASSETS:
      Cash                                                                          $   1,070,503
      Accounts receivable - trade                                                          15,118
      Inventories                                                                         889,996
      Prepaid expenses and other current assets                                            56,681
                                                                                      ------------

        TOTAL CURRENT ASSETS                                                            2,032,298

PROPERTY AND EQUIPMENT                                                                    349,750
OTHER ASSETS                                                                                8,700
                                                                                      ------------

                                                                                    $   2,390,748
                                                                                      ============

                                LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
      Liabilities Not Subject to Compromise:
        Accounts payable and accrued expenses                                       $     175,318
      Liabilities Subject to Compromise:
        Accounts payable and accrued expenses                                           1,112,858
        Sales and other taxes payable                                                      89,357
        Line of credit                                                                    910,000
        Notes payable                                                                     348,675
                                                                                      ------------
                                                                                        2,636,208

      Net liabilities of discontinued operations                                          489,776
                                                                                      ------------

      Total current liabilities                                                         3,125,984

STOCKHOLDERS' DEFICIT:
      Cumulative preferred stock, par value $.01 per share;
        1,500,000 shares authorized, 60,000 shares issued
        and outstanding                                                                   300,000
      Common stock, par value $.01 per share; 10,000,000
        shares authorized, 4,095,000 shares issued
        and outstanding                                                                    40,950
      Additional paid-in-capital                                                        2,641,838
      Accumulated deficit                                                              (3,718,024)
                                                                                      ------------
        TOTAL STOCKHOLDERS' DEFICIT                                                      (735,236)
                                                                                      ------------

                                                                                    $   2,390,748
                                                                                      ============

                 See notes to consolidated financial statements.

                             GAYLORD COMPANIES, INC.
                             (DEBTOR-IN-POSSESSION)

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                                               Year ended December 31,
                                                                             ---------------------------
                                                                                1997            1996
                                                                             ------------    -----------

NET SALES                                                                  $   3,724,157   $  3,497,940

COST OF GOODS SOLD, including store occupancy and delivery costs               3,508,874      2,899,932
                                                                             ------------    -----------

GROSS PROFIT                                                                     215,283        598,008
                                                                             ------------    -----------

OPERATING EXPENSES:
    Selling, general and administrative                                        1,072,706        390,123
    Non-cash imputed stock compensation                                          469,255              0
    Depreciation and amortization                                                107,640         68,334
                                                                             ------------    -----------
                                                                               1,649,601        458,457
                                                                             ------------    -----------

OPERATING INCOME (LOSS)                                                       (1,434,318)       139,551
                                                                             ------------    -----------

OTHER INCOME (EXPENSE):
    Interest expense, net                                                        (79,710)      (311,817)
    Amortization of debt issue costs and discounts                               (74,000)      (149,986)
    Other - net                                                                  (37,977)        37,409
                                                                             ------------    -----------
                                                                                (191,687)      (424,394)
                                                                             ------------    -----------

INCOME (LOSS) FROM CONTINUING  OPERATIONS
    BEFORE INCOME TAXES                                                       (1,626,005)      (284,843)

PROVISION FOR INCOME TAXES                                                      (400,649)             0
                                                                             ------------    -----------

LOSS FROM CONTINUING OPERATIONS                                               (2,026,654)      (284,843)

LOSS FROM DISCONTINUED OPERATIONS, including provision for
    gain on disposal of $556,468                                                (668,377)      (702,966)
                                                                             ------------    -----------

NET LOSS                                                                    $ (2,695,031)   $  (987,809)
                                                                             ============    ===========

BASIC LOSS PER COMMON SHARE:
    Continuing                                                              $      (0.53)   $     (0.10)
    Discontinued                                                                   (0.17)         (0.23)
                                                                             ------------    -----------

                                                                            $      (0.70)   $     (0.33)
                                                                             ============    ===========

WEIGHTED AVERAGE COMMON SHARES USED                                            3,870,000      3,103,957
                                                                             ============    ===========


                 See notes to consolidated financial statements.

                             GAYLORD COMPANIES, INC.
                             (DEBTOR-IN-POSSESSION)

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                             Preferred Stock           Common Stock
                                           ---------------------  ------------------------     Additional
                                            Shares      Amount       Shares       Amount      Paid-in Capital
                                           ---------   --------   -----------   ---------   -----------------
BALANCE - DECEMBER 31, 1995                  60,000    $300,000    2,750,000      $27,500      $1,600,817
    Sale of stock to consultant                   0           0      300,000        3,000         297,000
    Shares issued with note payable               0           0      180,000        1,800          94,200
    Shares issued for services                    0           0      170,000        1,700         112,050
    Conversion of notes, net of associated
       deferred debt issue costs                  0           0      235,000        2,350         234,871
    Dividends on preferred stock                  0           0            0            0               0
    Amortization of unearned stock
       Compensation                               0           0            0            0               0
    Net loss                                      0           0            0            0               0
                                             ------    --------    ---------      -------      ----------

BALANCE - DECEMBER 31, 1996                  60,000    $300,000    3,635,000      $36,350      $2,338,938
    Sale of stock to consultant                   0           0      160,000        1,600         155,900
    Stock issuance to consultant                  0           0      300,000        3,000         147,000
    Amortization and write off of unearned
       stock compensation                                     0            0            0               0
    Dividends on preferred stock
    Write off of stock receivable                 0           0            0            0               0
    Net loss                                      0           0            0            0               0
                                             ------    --------    ---------      -------      ----------

BALANCE - DECEMBER 31, 1997                  60,000    $300,000    4,095,000      $40,950      $2,641,838
                                             ======    ========    =========      =======      ==========

                                                 Unearned                         Retained
                                                  Stock           Receivable      Earnings
                                                Compensation      for Stock       (deficit)        Totals
                                             ----------------    ------------   -------------   -----------
BALANCE - DECEMBER 31, 1995                        $        0      $        0     $    24,591    $ 1,952,908

    Sale of stock to consultant                             0        (168,571)              0        131,429
    Shares issued with note payable                         0               0               0         96,000
    Shares issued for services                      (110,000)               0               0          3,750
    Conversion of notes, net of associated
       deferred debt issue costs                            0               0               0        237,221
    Dividends on preferred stock                            0               0         (36,000)       (36,000)
    Amortization of unearned stock
       Compensation                                    13,333               0               0         13,333
    Net loss                                                0               0        (987,809)      (987,809)
                                                   ----------      ----------     -----------    -----------

BALANCE - DECEMBER 31, 1996                        $  (96,667)     $ (168,571)    $  (999,218)   $ 1,410,832

    Sale of stock to consultant                      (143,750)              0               0         13,750
    Stock issuance to consultant                            0               0               0        150,000
    Amortization and write off of unearned
       stock compensation                             240,417               0               0        240,417
    Dividends on preferred stock                                                      (23,775)       (23,775)
    Write off of stock receivable                           0         168,571               0        168,571
    Net loss                                                0               0      (2,695,031)    (2,695,031)
                                                   ----------      ----------     -----------    -----------

BALANCE - DECEMBER 31, 1997                        $        0      $        0     $(3,718,024)   $  (735,236)
                                                   ==========      ==========     ===========    ===========

                 See notes to consolidated financial statements.

                    GAYLORD COMPANIES, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                           Year ended December 31,
                                                                                          ---------------------------
                                                                                              1997           1996
                                                                                          -------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                                            $(2,695,031)     $ (987,810)
      Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
       Depreciation and amortization                                                          107,640         193,208
       Non cash imputed compensation expense                                                  469,255          57,012
       Amortization of discount on notes payable                                               74,000          10,667
       Write off of goodwill                                                                  114,933               0
       Write off of investment                                                                125,000               0
       Changes in assets and liabilities:
         Decrease (increase) in accounts receivable                                            65,211         (38,231)
         Decrease (increase) in other receivables                                             177,217          16,490
         Decrease (increase) in inventory                                                   1,320,244        (399,788)
         Decrease (increase) in prepaid expenses and other assets                             153,858         (96,668)
         Decrease (increase) in other assets                                                   18,277          11,136
         Decrease (increase) in deferred income taxes                                         398,196               0
         Increase (decrease) in accounts payable                                           (1,008,331)        551,627
         Increase (decrease) in sales and other taxes payable                                (101,117)         11,171
         Increase in net liabilities of discontinued operations                               489,776               0
                                                                                         ------------     -----------
        NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                     (290,872)       (671,186)
                                                                                         -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment                                                      (34,915)       (204,551)
      Proceeds from sale of property and equipment                                                  0           3,785
                                                                                         ------------     -----------
              NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                (34,915)       (200,766)
                                                                                         ------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of common stock                                                        0          69,721
      Dividends paid                                                                          (23,789)        (36,000)
      Proceeds (repayments) from notes payable                                               (300,986)        204,000
      Proceeds from bank debt                                                               1,297,547         395,000
      Repayments of bank debt                                                                (395,000)       (463,770)
      Proceeds from issuance of convertible notes                                                   0         622,500
      (Increase) decrease in restricted cash                                                        0         250,000
                                                                                         ------------     -----------
              NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                577,772       1,041,451
                                                                                         ------------     -----------
NET INCREASE (DECREASE) IN CASH                                                               251,985         169,499
CASH AT BEGINNING OF YEAR                                                                     818,518         649,019
                                                                                         ------------     -----------
CASH AT END OF YEAR                                                                      $  1,070,503     $   818,518
                                                                                         ============     ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
      Cash paid during the year for:
       Interest                                                                          $    434,170     $   318,612
                                                                                         ============     ===========
       Income taxes                                                                      $          0     $         0
                                                                                         ============     ===========
      Non cash financing and investing activity:
       Conversion of notes payable to common stock                                       $          0     $   352,500
                                                                                         ============     ===========
       Common stock issued for future services                                           $          0     $   112,500
                                                                                         ============     ===========
       Receivable for common stock                                                       $          0     $   168,571
                                                                                         ============     ===========
       Credit line debt settled in bankruptcy plan                                       $    387,547     $         0
                                                                                         ============     ===========

                 See notes to consolidated financial statements.

                    GAYLORD COMPANIES, INC. AND SUBSIDIARIES

                             (DEBTOR-IN-POSSESSION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)   Basis of Presentation

         The financial statements of Gaylord Companies, Inc. (the "Company") include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. The Company is a specialty retailer of quality cookware and serving equipment, with operations in Ohio, Indiana and Kentucky.

         (b) Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (c)  Inventories

         Inventories are stated at the lower of cost or market. Cost is determined using the retail method and the FIFO method.

         (d)  Property and Equipment

         Property and equipment are stated at cost. Property and equipment held under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

         Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Property and equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

         (e)  Net Earnings (Loss) Per Share

         The Company follows the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share", which became effective for financial statements with fiscal years ending after December 15, 1997. Basic earnings (loss) per share is computed based on the weighted average number of common shares outstanding after giving effect to preferred stock dividends.

         (f) Fair Value of Financial Instruments

         The carrying amounts reported in the balance sheet for cash, receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         (g) Stock Based Compensation

         The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," the Company has adopted the pro forma disclosure requirements of Statement No. 123 in fiscal 1996.

2.    PLAN OF REORGANIZATION

         On November 14, 1997, the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy code.

         At the outset, the bankruptcy petition was organized to consolidate the cases of the entities that comprised the bookstore operations in distinction from those that comprised the cookstore operations.

         The bookstore operations were disposed of under their own separate plan of reorganization on July 1, 1998 and are being accounted for as discontinued operations.

         On June 24, 1998, the entities comprising the cookstores filed a plan of reorganization, which was confirmed by the Bankruptcy Court on July 10, 1998.

         Under the plan, Home Retail Acquisition Corp. ("HRAC") (which is a secured creditor of the cookstores by virtue of the its purchase of a junior participation in the Company's debt from Fremont Financial), will be merged into the Company. On the effective date, all previous equity interests will be extinguished and the reorganized company will issue a total of 1,522,041 shares of Class A common stock, 154,951 shares of Class B common stock and a total of 174,429 warrants. HRAC will receive a total of 1,383,684 of the newly issued Class A shares, thereby controlling the reorganized entity.

3.    DISCONTINUED OPERATIONS

         Shortly after its November 1997 bankruptcy filing, in connection with its plans to return to financial viability, the Company reached a decision to dispose of its bookstore operations.

         In February 1998, certain principal managing shareholders proposed a plan of reorganization for the bookstores whereby they would assume the bookstore business, and proposed a formula for settlement of the liabilities.

         In April 1998, United Magazine Corporation ("Unimag") a major creditor of the bookstores put forth a competing plan, which was ultimately accepted by the creditors and the Bankruptcy Court. The plan was finalized on July 1, 1998, with all assets and liabilities of the bookstore business assumed by Unimag.

         The Company realized a gain on disposal of $556,468 representing an excess of liabilities over assets assumed of $1,216,889 (with includes the assumption of the $387,547 balance on the Greenfield term loan) and losses through to the disposal date of $660,421. The Company has accrued this gain at December 31, 1997, in light of its certainty.

         The following table presents the composition of the net liabilities of the discontinued business at December 31, 1997.

                    Cash                                                                 $    11,123
                    Accounts Receivable - trade                                               48,787
                    Other Receivables                                                        208,932
                    Inventories                                                              795,055
                    Prepaid expenses and other current assets                                414,762
                    Net property and equipment                                               220,573
                    Investment                                                               125,000
                    Other                                                                      3,801
                                                                                          ----------
                                Total Assets                                               1,828,033
                                                                                          ----------

                    Liabilities not subject to compromise:
                           Accounts payable and accrued expenses                             117,369
                    Liabilities subject to compromise
                           Accounts payable and accrued expenses                           2,484,294
                                                                                          ----------
                                Total Payables                                             2,601,663
                                                                                          ----------
                           Net liabilities                                                  (773,630)
                           Loss through disposal date                                       (660,421)
                           Accrued gain on disposal                                          944,275
                                                                                          ----------
                    Net liabilities of discontinued business                             $  (489,776)
                                                                                          ==========

         The revenues of the discontinued business were $8,790,813 for the year ended December 31, 1997 and $9,804,454 for the year ended December 31, 1996.

4.    PROPERTY AND EQUIPMENT

         The following is a summary of property and equipment at December 31, 1997:

                                                            Depreciable
                                                                Life
                                                          -----------------
           Computers and equipment                               5 years         $ 211,732
           Leasehold improvements                               10 years           239,776
           Furniture and fixtures                                7 years           232,861
                                                                                  --------
                                                                                   684,369
           Accumulated depreciation and amortization                               334,619
                                                                                  --------
                                                                                 $ 349,750
                                                                                  ========

5.    LOAN AGREEMENT

         In April 1997, the Company entered into a loan and security agreement (the "Agreement") with Greenfield Commercial Credit, L.L.C. (The "Lender"). Pursuant to the agreement, the Lender established a revolving credit loan facility for the Company in an amount of up to $1,000,000

         (the "Revolving Credit Loan") and advanced $350,000 at closing as a term loan (the "Term Loan"). The Term Loan and Revolving Credit Loan are referred to as the "Loans".

         The Revolving Credit Loan bore interest at the prime rate plus eight percent per annum. The Term Loan bore interest at the prime rate plus five and eight-five hundredths percent per annum the loans was due no later than October 20, 1997. The Loans were secured by a lien on substantially all of the Company's assets. The Loans were guaranteed by the Company's Chairman of the Board and Chief Executive Officer and such guarantee is secured by a third mortgage on his principal residence. The proceeds of the loans were used primarily to repay amounts owed to Bank One Columbus, N.A. and for working capital purposes.

         Upon the loans not being repaid on the due date, they went into default. The balance on the revolving credit loan was $910,000 at December 31, 1997 and $387,547 on the term loan (including interest). In April 1998, the Company obtained debtor-in-possession financing form Fremont Financial Corporation which was used to repay the revolving credit loan. The term loan was assumed and settled by Unimag under its plan of reorganization for the bookstores in May 1998.

6.    COMMITMENTS

      Leases

         In connection with the Bankruptcy Court's approval of the Company's plans of reorganization, all previous future lease commitments were voided by the court, and the Company selectively entered into new lease commitments for the cookstore operations.

         Future minimum lease payments under such noncancelable operating leases, subsequent to the July 1998 reorganization, are as follows:

                                                          Operating
           Year ending December 31,                         leases
           ------------------------                         ------
           1998                                            $174,670
           1999                                            $386,926
           2000                                            $389,988
           2001                                            $393,881
           2002                                            $402,073
           Later years, through 2006                       $617,042

         Total rental expense for operating leases was $703,231 and $487,640 in 1997 and 1996, respectively.

7.    INCOME TAX EXPENSE (BENEFIT)

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109.

         The differences between income taxes computed by applying the statutory federal income tax rate (35%) and income tax expense (benefit) in the consolidated financial statements are:


                                                                         Years ended December 31,
                                                                      ------------------------------
                                                                          1997               1996
                                                                      -------------      -----------
           Tax benefit computed at statutory rate                      $ (865,000)       $ (346,000)
           Change in valuation allowance                                  398,196                 -
           Effect of permanent differences                                      -            29,000
           Other, net                                                       2,453             3,000
           Tax benefit not recognized                                     865,000           314,000
                                                                        --------------    ----------
                                                                       $  400,649        $        -
                                                                        ==============    ==========

         The Company had deferred tax assets total $1,827,000 representing the tax effects of net operating loss carryforwards totaling $1,688,000, book depreciation in excess of tax depreciation of $110,000, and other items aggregating $29,000 as of December 31, 1996. The Company has a valuation allowance of approximately $1,827,000 as a reserve against such deferred tax assets. The net operating loss carryforwards totaling approximately $4,221,000, expire in the years 2009 and 2012. Annual utilization of the net operating loss carryforwards will be restricted due to the ownership change in the plan of reorganization.

8.    STOCKHOLDERS' EQUITY

         In April 1996, a consultant was issued options to purchase 300,000 shares for $1.00 per share. These were subsequently exercised for cash of $89,000, services valued at $42,429 and a non-interest bearing receivable totaling $168,571. Such receivable has been written off as an expense during 1997.

         In November 1996, a consultant was issued 100,000 shares in exchange for a fifteen month service agreement. Such shares were valued at $1.00 per share (the fair market value), with the resulting charge being amortized over the fifteen month term of the agreement, and the balance written off during 1997.

         During 1996, an aggregate of 70,000 other shares were issued for services to various parties, which were valued at their aggregate fair value of $15,000.

         In February 1997, 150,000 shares were issued to a consultant, which were valued at $1.00 per share, with the resulting charge expensed during 1997.

         In March 1997, a consultant was issued 10,000 options exercisable at $.01 per share, which resulted in a $10,000 expense charge.

         In September 1997, the Company issued 300,000 shares of common stock to a consultant. The Company recorded a charge of $150,000 for the fair value of the stock.

9.       INITIAL PUBLIC OFFERING

         The Company completed an Initial Public Offering in November 1995, selling a total of 750,000 shares of common stock for $3.00 per share, and 1,725,000 warrants at $0.10 per warrant. The warrants initially entitled the holder to purchase one share of Company common stock at $3.00 per share through October 30, 2000. At December 31, 1996, the total number of shares issuable upon the exercise of such warrants has been increased to 2,756,917 and the exercise price has been adjusted to $2.53 per share pursuant to anti-dilution provisions. Warrants are redeemable by the Company at $0.05 per warrant, generally, upon the common stock achieving certain price levels. Net proceeds to the Company after underwriter discounts and other expenses were approximately $1.4 million. In connection with the public offering, the underwriter received warrants which allow for the purchase of (after adjustment for anti-dilution provisions) an aggregate 269,103 shares at $3.01 per share at December 31, 1997.

10.      CONVERTIBLE NOTES

         In June 1996, the Company issued six month, unsecured, convertible notes with an aggregate face of amount of $622,500, which bear interest at the rate of 5% per annum, and are convertible into common stock at the rate of $1.50 per share. Through December 31, 1996, $352,500 in principal was converted into 235,000 shares of common stock. Another $150,000 in principal was repaid in January 1997, $60,000 was extended through June 1997 at an interest rate of 17.5% and $60,000 was presented for payment in March 1997 and became in default upon not being repaid by the Company on March 27, 1997.

         Costs associated with this financing, consisting of professional fees, aggregated approximately $252,000. Such costs were amortized to expense over the original term, with a pro rata amount of unamortized costs charged to paid in capital upon conversions to stock.

11.      NOTE PAYABLE

         In November 1996, the Company borrowed $300,000 under an 18 month note payable bearing interest at 8% per annum. The note is secured by the personal guarantees of certain of the Companies principal shareholders, and will be secured by all the assets of the Company upon the satisfaction of the Company's bank debt and release of the associated security interest. In connection with this borrowing, the Company issued 180,000 shares of common stock to the lender. In accordance with Accounting Principles Board Opinion No. 14, the proceeds were allocated between the debt and equity securities based on their relative fair value, resulting in a note discount of $96,000, which is being amortized to expense over the term of the note. The unamortized balance of the discount is $21,325 at December 31, 1997.

                             GAYLORD COMPANIES, INC.
                             (DEBTOR-IN-POSSESSION)
                                  JUNE 30, 1998
                           CONSOLIDATED BALANCE SHEET

                                   (UNAUDITED)

                                                    ASSETS

CURRENT ASSETS:
      Cash                                                                                      $    212,681
      Accounts receivable - trade                                                                      4,329
      Inventories                                                                                    882,168
      Prepaid expenses and other current assets                                                       15,428
                                                                                                ------------
        TOTAL CURRENT ASSETS                                                                       1,114,606

PROPERTY AND EQUIPMENT                                                                               308,028
OTHER ASSETS                                                                                          13,603
                                                                                                ------------
                                                                                                $  1,436,237
                                                                                                ============
                                    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
      Liabilities Not Subject to Compromise:
        Accounts payable and accrued expenses                                                   $    209,583
        Line of credit                                                                               971,724
      Liabilities Subject to Compromise:
        Accounts payable and accrued expenses                                                      1,112,858
        Sales and other taxes payable                                                                122,426
        Notes payable                                                                                370,000
                                                                                                ------------
      TOTAL CURRENT LIABILITIES                                                                    2,786,591
                                                                                                ------------
STOCKHOLDERS' DEFICIT:
      Cumulative preferred stock, par value $.01 per share;
        1,500,000 shares authorized, 60,000 shares issued and outstanding                            300,000
      Common stock, par value $.01 per share; 10,000,000 shares
        authorized, 4,095,000 shares issued and outstanding                                           40,950
      Additional paid-in-capital                                                                   2,641,838
      Accumulated deficit                                                                         (4,333,142)
                                                                                                ------------
        TOTAL STOCKHOLDERS' DEFICIT                                                               (1,350,354)
                                                                                                ------------
                                                                                                $  1,436,237
                                                                                                ============

                 See notes to consolidated financial statements.

                             GAYLORD COMPANIES, INC.
                             (DEBTOR-IN-POSSESSION)
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                                                                                     Six Months
                                                                                           --------------------------------
                                                                                                   ended June 30,
                                                                                           --------------------------------
                                                                                                1998             1997
                                                                                           ---------------   --------------

NET SALES                                                                                 $    1,135,645    $   1,469,592

COST OF GOODS SOLD, including store occupancy and delivery costs                               1,447,387        1,143,713
                                                                                           --------------   --------------

GROSS PROFIT (LOSS)                                                                             (311,742)         325,879
                                                                                           --------------   --------------

OPERATING EXPENSES:
     Selling, general and administrative                                                         172,815          284,013
     Non-cash imputed stock compensation                                                         150,000                0
     Depreciation and amortization                                                                44,675           49,184
                                                                                           --------------   --------------
                                                                                                 367,490          333,197
                                                                                           --------------   --------------

OPERATING INCOME (LOSS)                                                                         (679,232)          (7,318)
                                                                                           --------------   --------------

OTHER INCOME (EXPENSE):
     Interest expense, net                                                                       (56,504)        (182,889)
     Amortization of debt issue costs and discounts                                              (11,692)         (37,000)
     Other - net                                                                                 (17,691)             495
                                                                                           --------------   --------------
                                                                                                 (85,887)        (219,394)
                                                                                           --------------   --------------

INCOME (LOSS) FROM CONTINUING  OPERATIONS                                                       (765,119)        (226,712)

LOSS FROM DISCONTINUED OPERATIONS                                                                      0       (1,079,483)
                                                                                           --------------   --------------

NET LOSS                                                                                  $     (765,119)   $  (1,306,195)
                                                                                           ==============   ==============

BASIC LOSS PER COMMON SHARE:
     Continuing                                                                           $        (0.20)   $       (0.06)
     Discontinued                                                                                   0.00            (0.29)
                                                                                           --------------   --------------

                                                                                          $        (0.20)   $       (0.35)
                                                                                           ==============   ==============

WEIGHTED AVERAGE COMMON SHARES USED                                                            3,870,000        3,735,000
                                                                                           ==============   ==============


                 See notes to consolidated financial statements.

                    GAYLORD COMPANIES, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (UNAUDITED)

                                                                                       Six months ended June 30,
                                                                                     ------------------------------
                                                                                         1998             1997
                                                                                     -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                                      $   (765,119)    $ (1,306,195)
     Adjustments to reconcile net income (loss) to net
     cash provided (used) by operating activities:
         Depreciation and amortization                                                     44,675          105,738
         Non cash imputed compensation expense                                            150,000           55,705
         Changes in assets and liabilities:
            Decrease (increase) in accounts receivable                                     10,789           40,227
            Decrease (increase) in other receivables                                            0          (21,013)
            Decrease (increase) in inventory                                                7,828           84,130
            Decrease (increase) in prepaid expenses and other assets                       41,253         (474,023)
            Decrease (increase) in other assets                                            (4,903)               0
            Decrease (increase) in deferred income taxes                                        0            2,061
            Increase (decrease) in accounts payable                                        31,313          134,592
            Increase (decrease) in sales and other taxes payable                           33,069          (77,266)
            Increase (decrease) in other current liabilities                             (489,776)         228,101
                                                                                     -------------    -------------

                NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                         (940,871)      (1,227,943)
                                                                                     -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                                         0           (6,929)
                                                                                     -------------    -------------
                NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                0           (6,929)
                                                                                     -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends paid                                                                             0           (9,000)
     Proceeds (repayments) from notes payable                                              21,325           (5,582)
     Proceeds from bank debt                                                              971,724          885,263
     Repayments of bank debt                                                             (910,000)        (434,994)
                                                                                     -------------    -------------
                NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                           83,049          435,687
                                                                                     -------------    -------------

NET INCREASE (DECREASE) IN CASH                                                          (857,822)        (799,185)

CASH AT BEGINNING OF PERIOD                                                             1,070,503          818,518
                                                                                     -------------    -------------

CASH AT END OF PERIOD                                                                $    212,681     $     19,333
                                                                                     =============    =============

                 See notes to consolidated financial statements.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
AROPI, Incorporated


         We have audited the balance sheets of AROPI, Incorporated (an S corporation) as of June 30, 1998 and 1997, and the related statements of income, stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AROPI, Incorporated as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ Smith & Radigan
Atlanta, Georgia
August 24, 1998

                                 BALANCE SHEETS

                               AROPI, INCORPORATED




                                     ASSETS

                                                                                               June 30
                                                                                      ----------------------------
                                                                                     1998                  1997
                                                                                     ----                  ----
CURRENT ASSETS
    Cash                                                                         $     17,448           $    24,592
    Accounts receivable, less allowance for doubtful accounts of $15,000
       in 1998 and $5,616 in 1997                                                      49,845                78,319
    Prepaid expenses                                                                    3,650                 4,800
    Inventories                                                                     1,665,833             1,422,578
                                                                                   ----------            ----------
       TOTAL CURRENT ASSETS                                                         1,736,776             1,530,289
PROPERTY AND EQUIPMENT
    Fixtures, equipment and leasehold improvements                                  l,599,612             1,582,953
    Less allowance for depreciation                                                (1,323,195)           (1,167,841)
                                                                                   ----------            ----------
                                                                                      276,417               415,112
OTHER ASSETS
    Deposits                                                                              785                   785
    Non-competition agreement, net of accumulated amortization of $33,250
       in 1998 and $23,750 in 1997                                                     61,750                71,250
    Loan acquisition cost, net of accumulated amortization of $2,906 in
       1998 and $224 in 1997                                                           15,868                18,550
                                                                                   ----------            ----------
                                                                                       78,403                90,585
                                                                                   ----------            ----------
                                                                                   $2,091,596            $2,035,986
                                                                                   ==========            ==========


                       LIABILITIES AND STOCKHOLDERS EQUITY

                                                                                            June 30,
                                                                              -------------------------------------
CURRENT LIABILITIES                                                                  1998                  1997
                                                                                     ----                  ----
    Line of credit                                                                $   50,000            $   50,000
    Accounts payable                                                                 430,804               211,282
    Accrued expenses                                                                 120,905                93,395
    Current portion of long-term debt                                                176,313               165,632
                                                                                  ----------            ----------
       TOTAL CURRENT LIABILITIES                                                     778,022               520,309

LONG-TERM DEBT
    Notes payable - bank                                                             283,903               360,000
    Notes payable - others                                                            50,000                50,000
    Notes payable - former stockholder                                               512,912               568,518
                                                                                  ----------            ----------
                                                                                     846,815               978,518
    Less current maturities                                                          176,313               165,632
                                                                                  ----------            ----------
                                                                                     670,502               812,886

STOCKHOLDERS' EQUITY:
    Common stock - no par value                                                      485,502               485,502
       Authorized - 10,000 shares
       Issued and outstanding - 372 shares
    Preferred stock, non-voting - no par value:                                          -0-                   -0-
       Authorized - 10,000 shares
       Issued and outstanding - -0- shares
    Additional paid-in capital                                                        78,600                78,600
    Retained earnings                                                                578,970               638,689
                                                                                  ----------            ----------
                                                                                   1,143,072             1,202,791
    Less: Treasury stock                                                            (500,000)             (500,000)
                                                                                  ----------            ----------
                                                                                     643,072               702,791
                                                                                  ----------            ----------
                                                                                  $2,091,596            $2,035,986
                                                                                  ==========            ==========


                       See notes to financial statements.

                              STATEMENTS OF INCOME

                               AROPI, INCORPORATED



                                                                                               June 30
                                                                                      --------------------------
                                                                                     1998                  1997
                                                                                     ----                  ----

NET SALES                                                                    $     6,310,362       $     6,572,905
COST OF SALES                                                                      3,134,668             3,407,466
                                                                                   ---------             ---------
                                                                                   3,175,694             3,165,439
OPERATING EXPENSES
    Selling expenses                                                               1,577,796             1,580,177
    General and administrative expenses                                            1,522,491             1,607,936
                                                                                   ---------             ---------
                                                                                   3,100,287             3,188,113
                                                                                   ---------             ---------
OPERATING INCOME (LOSS)                                                               75,407              (22,674)
OTHER INCOME (EXPENSE)
    Franchise fees                                                                   466,519               587,469
    Franchise expenses                                                             (610,644)             (547,677)
    Other income                                                                      53,999                40,662
    Net loss on disposal of fixed assets                                                 -0-              (14,486)
                                                                                   ---------              --------
                                                                                    (90,126)                65,968
                                                                                   ---------               -------
NET INCOME (LOSS) BEFORE INCOME TAXES                                               (14,719)                43,294
INCOME TAXES                                                                             -0-                 2,952
                                                                                   ---------               -------
NET INCOME (LOSS)                                                                 $ (14,719)             $  40,342
                                                                                  ==========             =========


                       See notes to financial statements.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                               AROPI, INCORPORATED






                                      Common           Paid-In          Retained         Treasury
                                      Stock            Capital          Earnings           Stock             Total
                                      -----            -------          --------           -----            ---------

Stockholder's equity at June          $ 485,502        $ 78,600         $ 598,347        $(500,000)         $ 662,449
    30, 1996
Net income for the year ended
    June 30, 1997                           -0-              -0-           40,342              -0-             40,342
                                      ---------        ---------          --------        ---------          --------
Stockholder's equity at June            485,502           78,600          638,689         (500,000)           702,791
    30, 1997
Distributions                               -0-              -0-          (45,000)             -0-            (45,000)
Net loss for the year ended
    June 30, 1998                           -0-              -0-          (14,719)             -0-            (14,719)
                                      ---------        ---------         ---------        ---------         ---------
Stockholder's equity at June
    30, 1998                          $ 485,502        $  78,600        $ 578,970        $(500,000)         $ 643,072
                                      =========        =========        ==========       ==========         =========


                       See notes to financial statements.

                            STATEMENTS OF CASH FLOWS

                               AROPI, INCORPORATED

                                                                                         For the Year Ended
                                                                                              June 30,
                                                                                 ---------------------------------
                                                                                     1998                  1997
                                                                                     ----                  ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                             $ (14,719)              $ 40,342
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
       Depreciation and amortization                                                 167,536               215,763
       Loss on sale of fixed assets                                                      -0-                14,486
       Decrease (increase) in:
          Accounts receivable                                                         28,474                35,595
          Inventory                                                                (243,255)               269,911
          Deposits                                                                       -0-                   250
          Prepaid expenses                                                             1,150               (4,800)
       Increase (decrease) in:
          Accounts payable and accrued expenses                                      247,032             (133,048)
                                                                                     -------             ---------
             Total adjustments                                                       200,937               398,157
                                                                                     -------               -------
                 Net cash provided by operating
                    Activities                                                       186,218               438,499
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of corporate fixed assets                                              (16,659)              (28,618)
    Receipts from sale of fixed assets                                                   -0-                14,201
                                                                                    --------               -------
                 Net cash used by investing
                    Activities                                                      (16,659)              (14,417)
CASH FLOWS FROM FINANCING ACTIVITIES
    Increase (decrease) in obligations in excess of cash                                 -0-              (13,581)
    Proceeds from long-term borrowing                                                    -0-                75,358
    Repayments of long-term borrowing                                              (131,703)             (427,979)
    Payment of loan acquisition costs                                                    -0-              (18,774)
    Repayments on line of credit-net                                                     -0-              (50,000)
    Distribution to stockholders                                                    (45,000)                   -0-
                                                                                   ---------          ------------
                 Net cash used by financing activities                             (176,703)             (434,976)
                                                                                   ---------             ---------
INCREASE (DECREASE) IN CASH                                                          (7,144)              (10,894)
CASH BALANCE AT BEGINNING OF YEAR                                                     24,592                35,486
                                                                                    --------              --------
CASH BALANCE AT END OF YEAR                                                         $ 17,448              $ 24,592
                                                                                    ========              ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                                      $  89,065             $ 107,638
                                                                                   =========             =========
Income taxes paid                                                                        -0-           $     2,593
                                                                                   =========           ===========


                       See notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS

                               AROPI, INCORPORATED

                                  June 30, 1998


Note A - Organization and Summary of Significant Accounting Policies

    Organization

AROPI, Incorporated ("the Company") was incorporated in Iowa in July, 1981. The Company operates thirteen retail stores in the eastern United States under the trade name of Rolling Pin Kitchen Emporium. These stores sell high quality kitchen utensils. There were also twenty-one franchised stores at June 30, 1998.

    Income Taxes

Effective July 1, 1994, the Company elected, with the unanimous consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company is not subject to federal and certain state corporate income taxes. Instead, the stockholder includes the Company's taxable income in his individual income tax return. Based on its financial position at July 1, 1994, the Company does not anticipate any significant liability for built-in-gains taxes.

Income tax expense is recognized in the accompanying financial statements for taxes paid to states in which the Company conducts business that do not recognize S corporation status.

    Revenue Recognition and Deferred Franchise Fees

Revenue from sales of individual franchises is recognized when substantially all significant services to be provided by the Company have been performed. Generally these services include assistance in site selection, financing, advertising, training of personnel and provision of certain inventory and equipment to provide a turnkey operation. Fees received in advance of these services are recorded as deferred franchise fees. In addition to the initial fees for the above services, the Company receives continuing franchise fees based on a percentage of the franchise's gross revenues.

    Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

                          NOTES TO FINANCIAL STATEMENTS

                               AROPI, INCORPORATED

                                  June 30, 1998


Note A - Organization and Summary of Significant Accounting Policies - Continued

    Property and Equipment

Property and equipment are stated at cost. Expenditures for new equipment and replacements or betterments are capitalized while expenditures for normal maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or charged to income.

Depreciation for leasehold improvements is computed using the straight-line method over a period of ten years. Depreciation for fixtures and equipment is computed using the straight-line method and accelerated methods over the useful lives of the assets which range from three to seven years. Depreciation expense was $155,354 and $206,039 for the years ended June 30, 1998 and 1997, respectively.

    Intangible Assets

The Company is amortizing a non-competition agreement obtained from a former stockholder (Note B) over the ten-year term of the agreement using the straight-line method. Amortization expense was $9,500 for each of the years ended June 30, 1998 and 1997.

The Company is amortizing loan acquisition costs over a seven-year term. Amortization expense was $2,682 for the year ended June 30, 1998 and $224 for the year ended June 30, 1997.

    Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B - Line of Credit and Long-Term Debt

         The Company has obtained a credit commitment from a bank in the amount of $250,000 to be used for working capital. At June 30, 1998, $50,000 had been drawn against the line of credit. The line of credit is secured by accounts receivable, fixed assets and inventory and guaranteed by the stockholder. Interest accrues on the working capital line at the prime rate plus one percent. The prime rate was eight and one-half percent at June 30, 1998. The line of credit is cross-collateralized with a note payable to the Small Business Administration, as described below.

                          NOTES TO FINANCIAL STATEMENTS

                               AROPI, INCORPORATED

                                  June 30, 1998


Note B - Line of Credit and Long-Term Debt - Continued

A summary of long-term debt is as follows:

                                                                                            June 30,
                                                                                  ------------------------------
                                                                                     1998                  1997
                                                                                     ----                  ----
Notes Payable - Banks
Note payable to the Small Business Administration through a bank as                $ 283,903             $ 360,000
    agent. The note is secured by accounts receivable and inventory and            ---------             ---------
    guaranteed by the stockholder. Principal and interest payments of
    $7,430, including interest at 8.75%, are due monthly through May
    2002. The note is cross-collateralized with the line of credit.

Notes Payable - Others
    Note payable to an individual bearing interest at 8% and payable in               50,000                50,000
       1998.                                                                      ----------            ----------

Notes Payable - Former Stockholders
    Note payable to a former stockholder, bearing interest at 9%, payable            372,998               413,435
       in monthly principal and interest installments of $6,334 through
       December 31, 2004.
                                                                                      69,045                76,530
    Noncompetition agreement obligation to a former stockholder, evidenced by a note payable, bearing interest at 9%, payable in monthly principal and interest installments of $1,203 through December 31, 2004.
                                                                                      70,869                78,553
                                                                                    --------              --------
    Note payable to a former stockholder, bearing interest at 9%, payable in monthly principal and interest installments of $1,172 through December
       31, 2004.
                                                                                     512,912               568,518
                                                                                     -------               -------
                                                                                     846,815               978,518
Less current portion                                                                 176,313               165,632
                                                                                     -------               -------
                                                                                   $ 670,502             $ 812,886
                                                                                   =========             =========


                          NOTES TO FINANCIAL STATEMENTS

                               AROPI, INCORPORATED

                                  June 30, 1998


Note B - Line of Credit and Long-Term Debt - Continued

Effective December 31, 1994, the Company repurchased one-hundred and seventy-four shares of its common stock, representing all holdings of the Company's stock by that individual, at a cost of $500,000. In connection therewith, the company executed a $500,000 note payable to the former stockholder and secured by the repurchased shares. Pursuant to the repurchase agreement, the repurchased shares will be held in escrow and will be released to the Company on a pro rata basis through December 2004 as payments are made on the note payable.

Concurrent with the stock repurchase, the Company obtained the former stockholder's agreement not to compete with the Company for a period of ten years ending on December 31, 2004. In consideration for the former stockholder's noncompetition agreement, the Company executed a $95,000 note payable to the former stockholder. Also, concurrent with the stock repurchase, certain existing obligations payable to the former stockholder on or before June 30, 1998 were recast into a nine percent note payable in monthly installments through 2004. These obligations are also secured by the repurchased and escrowed shares.

The Company incurred interest expense of $87,388 and $111,315 for the years ended June 30, 1998 and 1997, respectively, of which $48,908 and $49,661, respectively, was paid to the former stockholder.

Future maturities of long-term debt are as follows:

             Year Ending                  Former                     Others                    Total
               June 30,                 Stockholder
               --------                 -----------

                 1999                   $   60,823                  $ 115,490                 $ 176,313
                 2000                       66,526                     71,456                   137,982
                 2001                       72,768                     77,965                   150,733
                 2002                       79,595                     68,992                   148,587
                 2003                       87,060                        -0-                    87,060
                Thereafter                 146,140                        -0-                   146,140
                                           -------              -------------                 ---------
                                         $ 512,912                  $ 333,903                 $ 846,815
                                         =========                  =========                 =========

Note C - Commitments

The Company has entered into lease agreements for retail mall space for all of its company owned stores and for three of its franchised stores. The leases for the franchised stores have been assigned or subleased to the franchisees. The Company also leases space for its main office from the stockholder of the Company on a month-to-month basis with the monthly rental varying based on the prime rate. All leases for retail spaces provide for annual base rent plus additional charges for selected services and percentage rent based upon annual sales. The rent expense for office space and Company owned stores was $1,064,075 for the year ended June 30, 1998 and $1,108,633 for the year ended June 30, 1997. Rent paid to the stockholder was $43,650 for the year ended June 30, 1998 and $36,500 for the year ended June 30, 1997.

                          NOTES TO FINANCIAL STATEMENTS

                               AROPI, INCORPORATED

                                  June 30, 1998


Note C - Commitments- Continued

The Company's future lease obligations for base rent for its company owned stores is as follows:

                      Year Ending June 30,                Stores
                      --------------------                ------

                               1999                       $ 644,261
                               2000                         612,129
                               2001                         605,033
                               2002                         567,220
                               2003                         393,691
                          Thereafter                        265,787
                                                         ----------
                                                         $3,088,121
                                                         ==========

Note D - Employee Benefit Plans

The Company sponsors a 401(k) plan which covers all eligible employees who work one thousand hours or more during the year. Under the plan, each participant has the right to defer up to fifteen percent of his or her compensation, not to exceed certain annual limits set by the Internal Revenue Service, by making a voluntary contribution to the plan. The Company's minimum required matching contribution is one-half of the first six percent of compensation deferred by the employee. Additional Company contributions are at the discretion of management. The Company made matching contributions of $16,687 and $19,894 and incurred additional plan expenses of $2,636 and $2,400 for the years ended June 30, 1998 and 1997, respectively.

Note E - Subsequent Events

Subsequent to year-end, the stockholder of the Company sold all outstanding shares of stock to a public company. Concurrent with the sale of stock, all outstanding notes payable were repaid.

                           HOME RETAIL HOLDINGS, INC.
                     (formerly The Gaylord Companies, Inc.)

                          UNAUDITED PRO-FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro-forma condensed consolidated balance sheet presents the pro-forma financial position of Home Retail Holdings, Inc. (formerly "The Gaylord Companies, Inc.") at June 30, 1998 on a "Fresh Start" basis, as if the Plan of Reorganization of the Cookstore Operations, which was approved by the Bankruptcy Court on July 10,1998, had been effective as of June 30, 1998. The Fresh Start basis balance sheet is further adjusted to reflect the acquisition of Aropi, Incorporated ("Aropi"), which occurred on August 20, 1998.

         The unaudited pro-forma condensed consolidated statements of operation for the six months ended June 30, 1998 and the year ended December 31, 1997 reflect the combined results of Home Retail Holdings, Inc. and Aropi as if the acquisition had occurred on January 1, 1997.

         The unaudited pro-forma condensed consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together from January 1, 1997, nor may they be indicative of future operations. These unaudited pro-forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the respective companies.

                           HOME RETAIL HOLDINGS, INC.
                     (formerly The Gaylord Companies, Inc.)

            UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1998



                                                            The Gaylord     "Fresh Start"      The Gaylord
                                                          Companies, Inc.    Adjustments     Companies, Inc.   Aropi, Inc.
                                                           (historical)        Dr (Cr)       ("Fresh Start")   (historical)
                                                           ------------        -------       ---------------   -------------
                        ASSETS
CURRENT ASSETS:
   Cash                                                    $  212,681                           $   212,681    $   17,448(_)
   Accounts receivable = trade                                  4,329                                 4,329        49,845
   Inventories                                                882,168                               882,168     1,665,833
   Prepaid expenses and other current assets                   15,428                                15,428         3,650
                                                           ----------                            ----------    ----------
     TOTAL CURRENT ASSETS                                   1,114,606                             1,114,606     1,736,776
PROPERTY AND EQUIPMENT                                        308,028                               308,028       276,417
REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCABLE TO             --(1)       2,727,858          2,727,858            --
IDENTIFIABLE ASSETS
GOODWILL                                                           --                                    --          --(1)
OTHER ASSETS                                                   13,603                                13,603        78,403
                                                           ----------                            ----------    ----------
                                                           $1,436,237                           $ 4,164,095    $2,091,596
                                                           ==========                           ===========    ==========

         LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILTIES:
   Liabilities Not Subject to Compromise:
     Accounts payable and accrued expenses                $   209,583                          $    209,583      $551,709(2)
     Notes payable                                                 --                                    --            --
     Current portion of long-term debt                             --                                    --       176,313
     Line of Credit                                           971,724                               971,724        50,000
   Liabilities Subject to Compromise:
     Accounts payable and accrued expenses                  1,112,858(1)       1,112,858                 --            --
     Sales and other taxes payable                            122,426(1)         122,426                 --            --
     Notes payable                                            370,000(1)         370,000                 --            --
                                                           ----------                            ----------    ----------
   TOTAL CURRENT LIABILTIES                                 2,786,591                             1,181,307       778,022
                                                           ----------                            ----------    ----------
LONG-TERM DEBT                                                    --                                     --       670,502
STOCKHOLDERS' DEFICIT:
   Cumulative preferred stock                                 300,000(2)         300,000                 --            --
   Common stock                                                40,950(2)          24,180             16,770       485,502(1)
   Additional paid-in-capital                               2,641,838(2)        (324,180)         2,966,018        78,600(1)
   Accumulated earnings (deficit)                          (4,333,142)(2)     (4,333,142)                --        78,970(1)
                                                           ----------                            ----------    ----------
     TOTAL STOCKHOLDERS' DEFICIT                           (1,350,354)                            2,982,788       643,072
                                                           ----------                            ----------    ----------
                                                           $1,436,237                            $4,164,095    $2,091,596
                                                           ==========                            ==========    ==========


                                                             Pro-Forma Adjustments
                                                             ---------------------


                                                                Dr.           Cr.           Total
                                                             ---------      -------    -----------
                        ASSETS
CURRENT ASSETS:
   Cash                                                      946,626(1)     790,312    $   386,443
   Accounts receivable = trade                                                              54,174
   Inventories                                                                           2,548,001
   Prepaid expenses and other current assets                                                19,078
                                                                                        ----------
     TOTAL CURRENT ASSETS                                                                3,007,696
PROPERTY AND EQUIPMENT                                                                     584,445
REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCABLE TO                                   2,727,858
IDENTIFIABLE ASSETS
GOODWILL                                                     647,240                       647,240
OTHER ASSETS                                                                                92,006
                                                                                        ----------
                                                                                        $7,059,245
                                                                                        ==========

         LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILTIES:
   Liabilities Not Subject to Compromise:
     Accounts payable and accrued expenses                   $81,650                      $679,642
     Notes payable                                                          500,000        500,000
     Current portion of long-term debt                            (1)                      176,313
     Line of Credit                                              (2, 3)   1,028,276      2,050,000
   Liabilities Subject to Compromise:
     Accounts payable and accrued expenses                                                      --
     Sales and other taxes payable                                                              --
     Notes payable                                                                              --
                                                                                        ----------
   TOTAL CURRENT LIABILTIES                                                              3,405,955
                                                                                        ----------
LONG-TERM DEBT                                                                             670,502
STOCKHOLDERS' DEFICIT:
   Cumulative preferred stock                                                                   --
   Common stock                                              485,502                        16,770
   Additional paid-in-capital                                 78,600                     2,966,018
   Accumulated earnings (deficit)                             78,970                            --
                                                                                        ----------
     TOTAL STOCKHOLDERS' DEFICIT                                                         2,982,788
                                                                                        ----------
                                                                                        $7,059,245
                                                                                        ==========


                  See notes to pro-forma financial statements.

                           HOME RETAIL HOLDINGS, INC.
                     (formerly The Gaylord Companies, Inc.)

       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1998

                                                                                   Pro-Forma Adjustments
                                                                                   ---------------------
                                                The Gaylord
                                              Companies, Inc.     Aropi, Inc.
                                               (historical)      (historical)        Dr.            Cr.            Total
                                              ---------------    ------------        ---            ---            -----
NET SALES                                        $1,135,645       $2,240,561             $      $                $3,376,206
COST OF GOODS SOLD                                1,447,387        1,065,972                                      2,513,359
                                                 ----------        ---------                                     ----------
GROSS PROFIT                                       (311,742)       1,174,589                                        862,847
                                                ------------       ---------                                    -----------
OPERATING EXPENSES:
  Selling, general and administrative               172,815        1,486,326                                      1,659,141
  Non-cash imputed stock compensation               150,000               --                                        150,000
  Depreciation and amortization                      44,675               --(1,2)  111,500                          156,175
                                                -----------       ----------                                    ------------

                                                    367,490        1,486,326                                      1,965,316
                                                 ----------        ---------                                    -----------

OPERATING INCOME (LOSS)                            (679,232)        (311,737)                                    (1,102,469)
                                                 -----------      -----------                                    -----------
OTHER INCOME (EXPENSE):
  Interest expense, net                             (56,504)              --(3)     75,000                         (131,504)
  Amortization of debt issue costs and              (11,692)              --                                        (11,692)
     discounts
  Franchise fees                                         --          170,506                                        170,506
  Franchise expenses                                     --         (319,268)                                      (319,268)
  Other - net                                       (17,691)          52,191                                         34,500
                                                 -----------     -----------                                         ------
                                                    (85,887)         (96,571)                                      (257,458)
                                                 -----------     ------------                                   -----------
NET LOSS                                          $(765,119)       $(408,308)     $186,500                      $(1,359,927)
                                                 ==========       ==========      ========                      ===========
NET LOSS PER SHARE                                $   (0.20)                                                     $    (0.81)
                                                 ==========                                                     ===========
WEIGHTED AVERAGE SHARES                           3,870,000                      2,193,015                        1,676,985
                                                 ==========                      =========                      ===========

                  See notes to pro-forma financial statements.

                           HOME RETAIL HOLDINGS, INC.
                     (formerly The Gaylord Companies, Inc.)

       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                                                                   Pro-Forma Adjustments
                                                                                   ---------------------
                                                The Gaylord
                                              Companies, Inc.     Aropi, Inc.
                                               (historical)      (historical)        Dr.            Cr.            Total
                                              ---------------    ------------        ---            ---            -----
NET SALES                                         $3,724,157     $6,397,922       $             $              $10,122,079
COST OF GOODS SOLD                                 3,508,874      3,231,302                                      6,740,176
                                                 -----------      ---------                                     ----------
GROSS PROFIT                                         215,283      3,166,620                                      3,381,903
                                                 -----------      ---------                                     ----------
OPERATING EXPENSES:
  Selling, general and administrative              1,072,706      3,153,074                                      4,225,780
  Non-cash imputed stock compensation                469,255             --                                        469,255
  Depreciation and amortization                      107,640             --(1,2)   223,000                         330,640
                                                  ----------      ---------                                    -----------
                                                   1,649,601      3,153,074                                      5,025,675
                                                  ----------      ---------                                    -----------

OPERATING INCOME (LOSS)                           (1,434,318)        13,546                                     (1,643,772)
                                                  -----------    ----------                                    -----------
OTHER INCOME (EXPENSE):
  Interest expense, net                              (79,710)            --(3)     150,000                        (229,710)
  Amortization of debt issue costs and
     discounts                                       (74,000)            --                                        (74,000)
  Franchise fees                                          --        502,423                                        502,423
  Franchise expenses                                      --       (542,787)                                      (542,787)
  Other - net                                        (37,977)        45,534                                          7,557
                                                 ------------     ---------                                   ------------
                                                    (191,687)         5,170                                       (336,517)
                                                 ------------    ----------                                   ------------

INCOME (LOSS) BEFORE INCOME TAXES                 (1,626,005)        18,716                                     (1,980,289)
PROVISION FOR INCOME TAXES                          (400,649)            --                                       (400,649)
                                                 ------------    ----------                                    ------------
NET INCOME (LOSS)                                $(2,026,654)       $18,716       $373,000      $              $(2,380,938)
                                                 ============       =======       ========      ==========     ===========
NET LOSS PER SHARE                               $    (0.53)                                                        $(1.42)
                                                 ===========                                                   ===========
WEIGHTED AVERAGE SHARES                            3,870,000                     2,193,015                       1,676,985
                                                 ===========                     =========                     ==========


                  See notes to pro-forma financial statements.

                           HOME RETAIL HOLDINGS, INC.
                     (formerly The Gaylord Companies, Inc.)

                     NOTES TO UNAUDITED PRO-FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


A. The following unaudited "Fresh Start" adjustments are included in the accompanying unaudited pro-forma condensed consolidated balance sheet at June 30, 1998:

     (1) To record the reorganization value in conjunction with the "Fresh Start" of the Company as a result of the Bankruptcy Court's approval of its Plan of Reorganization, including the elimination of accumulated deficit and the settlement of the pre-petition liabilities.

     (2)  To record the recapitalization of the Company's stockholders' equity.

B. The following unaudited pro-forma acquisition adjustments are included in the accompanying unaudited pro-forma condensed consolidated balance sheet at June 30, 1998:

     (1) To record the acquisition of 100% of the common stock of Aropi for a purchase price of $1,290,312, including payment of $790,312 cash and a $500,000 issuance of a note payable. Goodwill resulting from the acquisition of $647,240.

     (2) To record initial advance from Liberty Bidco Investment Corporation ("Bidco") to be used to pay off the Fremont loan, with the excess going to working capital.

     (3) To record an additional advance from Bidco to fund the cash portion of the purchase price for Aropi.

C. The following pro-forma adjustments are included in the accompanying unaudited pro-forma condensed consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998:

     (1) To record amortization of the reorganization value in excess of amounts allocable to identifiable assets over a 15 year term for the respective periods.

     (2) To record amortization of the goodwill resulting from the Aropi acquisition over a 15 year term for the respective periods.

     (3) To record interest expense on the approximately $1,500,000 of additional debt arising from the pro-forma transactions for the respective periods.

================================================================================

The Company has not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of September , 1998.

                           --------------------------


                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                           Page
                                                           ----


Summary..................................................    1
Risk Factors.............................................    5
The Company..............................................   10
Use of Proceeds..........................................   11
Dividend Policy..........................................   11
Capitalization...........................................   12
Dilution.................................................   14
Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations...........................................   17
Business.................................................   23
Management...............................................   29
Certain Relationships and Related Party
    Transactions.........................................   35
Principal Stockholders...................................   38
Selling Stockholders.....................................   39
Description of Securities................................   43
Shares Eligible for Future Sale..........................   47
Underwriting.............................................   48
Legal Matters............................................   50
Experts..................................................   50
Additional Information...................................   50
Index to Financial Statements............................  F-1

                           --------------------------

Until _____________, 1998, (25 days after the date of this Prospectus) all dealers that buy, sell or trade these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================



                              _____________ SHARES

                                  COMMON STOCK



                       ROLLING PIN KITCHEN EMPORIUM, INC.



                                [GRAPHIC OMITTED]




                                   ----------

                                   PROSPECTUS

                               _____________, 1998



                             Nutmeg Securities, LTD.


================================================================================

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, indemnifies, and advances expenses to, any and all persons who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section (including without limitation attorneys fees and expenses). The indemnification provided by the Company is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any person seeking indemnification by the Company is deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.

         If the Delaware General Corporation Law is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any amendment, repeal or modification of such provision shall be prospective only and shall not adversely affect any right or protection of any of our directors existing at the time of such amendment, repeal or modification.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section

145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such [capacity], or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with this Registration Statement. The Selling Stockholders are responsible for ___% of the expenses in connection with the preparation and filing of this Prospectus. All of such expenses are estimates, other than the filing fees payable to the Commission.


Filing Fee -- Securities and Exchange Commission                       4,074
     Nasdaq Listing Fee                                                7,800
     Fees and Expenses of Accountants                                 75,000
     Fees and Expenses of Counsel                                    250,000
     Printing Expenses                                                80,000
     Miscellaneous Expenses                                           33,126
                                                                 -----------
Total                                                               $450,000



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is certain information concerning all sales of securities by the Company within the past three years that were not registered under the Securities Act:

(i)  Reorganization.

         Pursuant to the Plan of Reorganization, the Company issued: (i) 1,522,041 shares of Common Stock, of which 1,383,691 shares were issued to the shareholders of HRAC and 138,350 were issued to other creditors with unsecured claims against the Predecessor Entity; (ii) 85,777 shares of Class B Common Stock to the holders of the Predecessor Entity's common stock; (iii) 69,174 shares of Class B Common Stock to the holders of the Predecessor Entity's preferred stock; (iv) 52,573 New Warrants; (v) 92,595 Bidco Warrants; and (vi) 29,261 Individual Warrants. These shares and warrants were issued pursuant to
Section 1145(a) of the Bankruptcy Code which exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if: (i) the securities are offered and sold under a plan of reorganization; (ii) the securities offered are these of the debtor or an affiliate of the debtor participating in a joint plan or of a successor to the debtor under the plan; and (iii) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor, or principally in such exchange and partly for cash or property. The Company believes that it satisfied all of the requirements of Section 1145(a) and as a result the securities and warrants issued pursuant to the Plan of Reorganization were exempt from registration under the Securities Act and state securities laws.

(ii) Private Placement.

         In August 1998, the Company issued 310,000 shares of Preferred Convertible Stock of the Company that are immediately convertible into shares of Common Stock to an investor for cash. The offer and sale of the securities were exempt from registration under the Securities Act in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

(iii) Warrants.

         In August 1998, the Company issued the Bidco Warrants, New Bidco warrants, Greenfield Warrants and Other Financing Warrants in connection with certain loan agreements entered into by the Company. The offer and sale of the securities were exempt from registration under the Securities Act in reliance on
Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

ITEM 27.  EXHIBITS.

        EXHIBIT

      * 1           Form of Underwriting Agreement.
        2.1         Stock Purchase Agreement, dated as of August 20, 1998, among
                    Home Retail Holdings, Inc., Glenn Kaas and Aropi,
                    Incorporated.
      * 2.2         Amended Plan of Reorganization of Gaylord Companies, Inc.,
                    The Cookstore, Inc., and The Cookstore Worthington, Inc.,
                    dated June 24, 1998.
      * 2.3         Disclosure Statement to the Amended Plan of Reorganization.
        3.1         Amended and Restated Certificate of Incorporation of the
                    Company.
        3.2         Amended and Restated Bylaws of the Company.
      * 4.1         Specimen of Stock Certificate.
      * 4.2         Underwriters' Warrant, dated ___, 1998.
      * 4.3         BIDCO Warrant, dated August 12, 1998.
        4.4         New BIDCO Warrant, dated August 20, 1998.
        4.5         Greenfield Warrant dated August 20, 1998.
      * 4.6         Form of New Warrants.
        4.7         Form of Individual Warrants.
      * 4.8         Warrant, dated August 20, 1998, issued to Michael Leonard
                    for the purchase of _____ shares of Common Stock.
      * 4.9         Warrant, dated August 20, 1998, issued to Michael Leonard
                    for the purchase of _____ shares of Common Stock.
      * 4.10        Warrant, dated August 20, 1998, issued to William Laux for the purchase of _____ shares of Common Stock.
      * 4.11        Warrant, dated August 20, 1998, issued to William Laux for the purchase of _____ shares of Common Stock.
      * 5.1         Opinion of Brown & Wood LLP, as to the legality of the
                    securities being registered.
        10.1        Form of 1998 Equity Incentive Plan.
        10.2        Business Loan Agreement With Covenants, dated August 12,
                    1998, among Home Retail Holdings, Inc., The Cookstore
                    Worthington, Inc. and Liberty Bidco Investment Corporation.
        10.3        First Amendment to Loan Agreement, dated August 20, 1998,
                    among Liberty Bidco Investment Corporation, Home Retail
                    Holdings, Inc., The Cookstore, Inc., The Cookstore
                    Worthington, Inc., and Aropi, Incorporated.
        10.4        Loan and Security Agreement, dated August 20, 1998, among
                    Greenfield Commercial Credit, L.L.C., Home Retail Holdings,
                    Inc., The Cookstore, Inc., The Cookstore Worthington, Inc.,
                    and Aropi, Incorporated.
        10.5        Employment Agreement, entered into as of August 20, 1998,
                    between Home Retail Holdings, Inc. and Glenn Kaas.
        21          List of Subsidiaries.
        23.1        Consent of Feldman Sherb Ehrlich & Co., P.C., as certified public accountants.
        23.2        Consent of Smith & Radigan, as certified public accountants.
      * 23.3        Consent of Counsel (previously filed under Exhibit 5.1).
        24          Power of Attorney (included in signature page).
        27.1        Financial Data Schedule (December 31, 1997).
        27.2        Financial Data Schedule (June 30, 1998).


---------------

*    To be filed by amendment. All other exhibits are filed herewith.

ITEM 28.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant also hereby undertakes that, for determining any liability under the Securities Act, the small business issuer will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on September __, 1998.


                                   ROLLING PIN KITCHEN EMPORIUM, INC.


                                   By: /s/ GLENN KAAS
                                       -------------------------------------
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose name and signature appears below constitutes and appoints Gerald Czarnecki, Greg Dukoff and David Danovitch each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

         NAME                                            TITLE                            DATE
         ----                                            -----                            ----

    /s/ GLENN KAAS                       President, Chief Executive Officer and     September __, 1998
-----------------------------------      Director
      Glenn Kaas



/s/ GERALD M. CZARNECKI                  Chairman of the Board and Director         September __, 1998
-----------------------------------
  Gerald M. Czarnecki

  /s/ GREG E. DUKOFF                     Secretary, Principal Accounting Officer    September __, 1998
-----------------------------------      and Director
    Greg E. Dukoff

/s/ DAVID E. DANOVITCH                                Director                      September __, 1998
-----------------------------------
  David E. Danovitch

 /s/ DONALD J. JACKSON                                Director                      September __, 1998
-----------------------------------
   Donald J. Jackson

 /s/ GEORGE P. LUCACI                                 Director                      September __, 1998
------------------------------------
  George P. Lucaci



   /s/ THOMAS TUTTLE                                  Director                      September __, 1998
------------------------------------
    Thomas Tuttle



                                  Exhibit Index

        Exhibit
        Number            Description

        ------            -----------

      * 1           Form of Underwriting Agreement.
        2.1         Stock Purchase Agreement, dated as of August 20, 1998, among
                    Home Retail Holdings, Inc., Glenn Kaas and Aropi,
                    Incorporated.
      * 2.2         Amended Plan of Reorganization of Gaylord Companies, Inc.,
                    The Cookstore, Inc., and The Cookstore Worthington, Inc.,
                    dated June 24, 1998.
      * 2.3         Disclosure Statement to the Amended Plan of Reorganization.
        3.1         Amended and Restated Certificate of Incorporation of the
                    Company.
        3.2         Amended and Restated Bylaws of the Company.
      * 4.1         Specimen of Stock Certificate.
      * 4.2         Underwriters' Warrant, dated ___, 1998.
      * 4.3         BIDCO Warrant, dated August 12, 1998.
        4.4         New BIDCO Warrant, dated August 20, 1998.
        4.5         Greenfield Warrant dated August 20, 1998.
      * 4.6         Form of New Warrants.
        4.7         Form of Individual Warrants.
      * 4.8         Warrant, dated August 20, 1998, issued to Michael Leonard
                    for the purchase of _____ shares of Common Stock.
      * 4.9         Warrant, dated August 20, 1998, issued to Michael Leonard
                    for the purchase of _____ shares of Common Stock.
      * 4.10        Warrant, dated August 20, 1998, issued to William Laux for the purchase of _____ shares of Common Stock.
      * 4.11        Warrant, dated August 20, 1998, issued to William Laux for the purchase of _____ shares of Common Stock.
      * 5.1         Opinion of Brown & Wood LLP, as to the legality of the
                    securities being registered.
        10.1        Form of 1998 Equity Incentive Plan.
        10.2        Business Loan Agreement With Covenants, dated August 12,
                    1998, among Home Retail Holdings, Inc., The Cookstore
                    Worthington, Inc. and Liberty Bidco Investment Corporation.
        10.3        First Amendment to Loan Agreement, dated August 20, 1998,
                    among Liberty Bidco Investment Corporation, Home Retail
                    Holdings, Inc., The Cookstore, Inc., The Cookstore
                    Worthington, Inc., and Aropi, Incorporated.
        10.4        Loan and Security Agreement, dated August 20, 1998, among
                    Greenfield Commercial Credit, L.L.C., Home Retail Holdings,
                    Inc., The Cookstore, Inc., The Cookstore Worthington, Inc.,
                    and Aropi, Incorporated.
        10.5        Employment Agreement, entered into as of August 20, 1998,
                    between Home Retail Holdings, Inc. and Glenn Kaas.
        21          List of Subsidiaries.
        23.1        Consent of Feldman Sherb Ehrlich & Co., P.C., as certified public accountants.
        23.2        Consent of Smith & Radigan, as certified public accountants.
      * 23.3        Consent of Counsel (previously filed under Exhibit 5.1).
        24          Power of Attorney (included in signature page).
        27.1        Financial Data Schedule (December 31, 1997).
        27.2        Financial Data Schedule (June 30, 1998).


---------------

*    To be filed by amendment. All other exhibits are filed herewith.